December 6, 2004

                               AFFILIATE AGREEMENT


This AGREEMENT ("Agreement") is entered into this 1st day of December, 2004 (the "Effective Date"), by and between AirGate PCS, Inc., a Delaware corporation, with offices at 233 Peachtree Street NE, Suite 1700, Atlanta, GA ("Customer") and Lucent Technologies Inc., a Delaware Corporation ("Lucent") for itself and its affiliates (each a "party" and collectively, the "parties").

WHEREAS, Lucent and SprintCom Equipment Company, L.P., a Delaware limited partnership ("Sprint") are parties to the Third Amended and Restated Procurement and Services Contract dated June 26, 2001, as amended and restated from time to time ("Contract"); and Sprint has designated Customer as an Affiliate (as defined in the Contract) under the Contract;

WHEREAS, Customer is the successor to AirGate Wireless LLC;

WHEREAS, Lucent and Customer have previously entered into a PCS Procurement and Services Contract dated July 31, 1998, as amended under Amendment No. 1 dated September 8, 1998, and Amendment No. 2 dated June 7, 1999 (hereinafter referred to as "Base Agreement");

WHEREAS, Customer desires to purchase Products and Services from Lucent under the Contract and Customer has elected to enter into this Agreement pursuant to the Contract; and

WHEREAS, Lucent and Customer desire to terminate the Base Agreement in its entirety and replace it with this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I        Definitions

"Base Station ("BTS")" means the primary radio subsystem that handles the Customer's PCS radio traffic in a designated cell. The Base Station includes all amplification, modulation, synchronization and other circuitry required to process a radio signal. The inputs to a Base Station are a landline or radio signal (e.g., T1) and the radio signal that is fed into antenna lines. BTS includes, without limitation, any Modcell and any Microcell. Power and battery are not included.

"Carrier" means a 1.25 MHz CDMA carrier and/or any Base Station(s) and/or Growth Cabinet(s); "Carriers" means any mix of Base Stations and/or Growth Cabinets.

"Compact" means a reduced footprint Modcell BTS 4.0 rated 46o C.

"CE Card" means Channel Element Card.

"CMU" means CDMA Modem Unit.

"Designated Switch Site" means with respect to each MSC, the System Element location designated by the Customer to Lucent in the applicable Purchase Order pursuant to which Lucent is required to deliver, install and commission such MSC, or any other location mutually agreed upon by the parties in writing.

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"Documentation" means the documentation for the System and/or any PCS System and/or any material part thereof.

"Equipment" means all equipment, hardware and other items of personal property, which are required to be furnished by Lucent or its subcontractor pursuant to and in accordance with the terms and conditions of this Agreement.

"Extraordinary Transportation" means Lucent's or its subcontractors' transport of Products and/or other materials pursuant to the terms of this Agreement where the circumstances of such transport require Lucent to use any one or a combination of the following extraordinary means of transport and/or extraordinary methods of achieving access to the Customer's facilities: (i) four-wheel drive vehicle, (ii) helicopter, (iii) boat, (iv) airplane, (v) bulldozer, (vi) clear physical obstructions requiring the building of a new road by the Lucent or its subcontractors, or (vii) a construction crane or boom crane.

"Fiscal Year ("FY")" means the year starting October 1 and ending 12 months later on September 30. For example, FY2006 means the year starting October 1, 2005 and ending on September 30, 2006.

"FOB Point" means with respect to BTS and Growth Cabinet Products, Lucent's staging or manufacturing facilities in Columbus, Ohio, or as otherwise mutually agreed between the parties in writing from time to time. With respect to MSC Products (and associated Equipment and Software), FOB Point means the Customer's Designated Switch Sites. For all other Products, the FOB Point shall be Lucent's staging or manufacturing facility for the particular Product, or as otherwise mutually agreed between the parties in writing from time to time.

"Growth Cabinet" means any make, model or type of Base Station growth cabinet, which Lucent makes available to the Customer under this Agreement.

"Infringement Claim" means a claim, action, proceeding or suit brought by a third party alleging an infringement of any United States patent, United States copyright or United States trademark, or a violation in the United States of any trade secret by reason of the use, in accordance with Lucent's specifications, of any Product manufactured by Lucent or Software developed by Lucent and furnished under this Agreement.

"Local Transportation" means Lucent's transport of Products from the Customer's designated warehouses to the Customer's designated System Element Facilities within fifty (50) statute miles of such warehouse(s) pursuant to the pricing terms of this Agreement. In no event will Local Transportation include Extraordinary Transportation.

"Microcell Equipment" means any Equipment that is part of an existing Microcell BTS that will be de-installed by Lucent as part of Lucent's Services pursuant to
Article II, Section 5 below, Microcell to Modcell Migration Project.

"Minicell Equipment" means any Equipment that is part of an existing Minicell BTS that will be de-installed by Lucent as part of Lucent's Services pursuant to
Article II, Section 4 below, Minicell to Modcell Migration Project.

"Modcell" means the current generation multi-carrier capable BTS.

"MSC" means Mobile Switching Center.

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"Mobile Switching Center" means 5ESS(R) Switch, Executive Cellular Processor
(ECP), Flexent Mobility Manager (FMM), and related Software.

"Network" means all of the PCS systems and PCS sub-systems built or to be owned and/or operated by the Customer in the United States.

"PCS" means personal communication services or any similar telecommunications services.

"PCS Products" means the Lucent's PCS Equipment and Software, as offered by Lucent from time to time.

"PCS System" means all Products and other equipment, tools and software, all System Element Sites and any property located thereat necessary or desirable to provide PCS in a given specified System Area.

"Products" means the collective reference to the PCS Products, the Equipment and the Software described in this Agreement or the Contract and provided by Lucent pursuant to and in accordance with the terms of this Agreement.

"Purchase Order(s)" means those written order(s) delivered by the Customer to Lucent specifying the type, quantity, delivery dates, prices and "ship to" locations of and for the furnishing, commissioning and/or optimization of Products and Services on and within the System Element Locations as specified in such written order(s).

"Services" means the collective reference to all of the services to be conducted by Lucent on an as-ordered basis, pursuant to the terms of this Agreement, including, without limitation, the Services described in Attachment B, C, D, and E of this Agreement or other Services described in the Contract.

"Software" means (a) all computer software furnished hereunder for use with any Equipment including, but not limited to, computer programs contained on a magnetic or optical storage medium, in a semiconductor device, or in another memory device or system memory consisting of (i) hardwired logic instructions which manipulate data in central processors, control input-output operations, and error diagnostic and recovery routines, or (ii) instruction sequences in machine-readable code furnished hereunder that control call processing, peripheral equipment and administration and maintenance functions, (b) any Software enhancements, Software features, Software upgrades, optional features Software releases furnished by Lucent to the Customer hereunder, and (c) any Documentation furnished hereunder for use and maintenance of the Software; provided that no source code versions of Software are included in the term Software.

"System" means all of the PCS Systems built by Lucent in the System Area allocated to the Customer.

"System Area" means each of the geographic areas in which the Customer is operating, managing, constructing, planning to operate, manage or construct or otherwise possessing rights to operate, manage or construct a PCS system or any PCS Services.

"System Element" means the Equipment and Software required to perform radio, switching and/or functions for the System and/or any PCS System.

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"System Element Facilities" means the structures, improvements, foundations, towers, and other facilities necessary to house or hold any System Element and any related Equipment to be located at a particular System Element Location.

"System Element Location" means the physical location for a System Element.

"System Element Site" means the collective reference to a particular System Element, together with the related System Element Location and System Element Facilities.


II       Scope

1.0 Customer and Lucent hereby agree that Customer shall be treated as an Affiliate designated by Sprint and acceptable to Lucent under the Contract.

2.0 Pursuant to the terms and conditions set forth in this Agreement, Lucent shall supply to Customer and Customer shall purchase from Lucent the Products and Services designated by Customer in any Purchase Order submitted to Lucent pursuant to this Agreement, for Customer's PCS Network at the applicable prices set forth in this Agreement or in the Contract, all as shall be designated by Customer in such Purchase Order. . Provided that Lucent is in compliance with all of its material obligations under this Agreement, during the term of this Agreement, Customer shall purchase directly and exclusively from Lucent the BTS and MSC Products and Services for Customer's PCS Network.

3.0 This Agreement shall be effective on the Effective Date. The term of this Agreement shall be effective on the Effective Date and be valid through December 31, 2009, provided that the Customer continues to be an Affiliate under the Contract and under any successor purchase contract between Lucent and Sprint.

4.0  Minicell to Modcell Migration Project:

Customer may purchase, and Lucent agrees to provide Compact 4.0 Base Stations ("Compact") and associated Services from Lucent to replace existing Minicell BTS deployed in Customer's PCS Network (Minicell to Modcell Migration Project "Mini Project") at the discounted prices listed in Section 1 of Attachment A, subject to the following terms and conditions:

4.1 Customer agrees to replace its 611 Minicell BTS's with an equivalent quantity of Compacts, using the Compact and required Network Flexent Mobility Manager/Ethernet Interface Node Enhanced (FMM/EINE) pursuant to the pricing described in
                  Section 1 of Attachment A to this Agreement.

4.2 Radio Control Server (RCS) instances per FMM-RCS frames/server pairs must be configured for a minimum of 40 instances per pair and are limited to the total quantity of Minicell BTS capable of being replaced in Customer's markets to the maximum number of frames and server pairs. Section 1 of Attachment A details the maximum number of FMM-RCS frames/server pairs and EINE pairs that Customer may purchase at the discounts specified in Attachment A to this Agreement.

4.3 Within 30 days of the Effective Date of this Agreement, Customer will prioritize and provide Lucent with a site development deployment schedule. Details of Lucent's project management of installation and customer technical support and Customer's project support obligations for the Mini Project are described in Attachment B.

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4.4               Lucent will inventory all Autoplex Minicell BTS's to determine the quantity of Channel Elements (CE) equipped in each Minicell BTS at the beginning of the Mini Project and periodically throughout the Mini Project, at Lucent's discretion.

4.5 Following deinstallation of each existing Minicell BTS, Lucent will immediately take title and possession of the Minicell Equipment. Title to the Minicell Equipment (including all CE Cards) shall be deemed to transfer to Lucent free and clear of all liens and encumbrances upon Lucent's taking possession of each Minicell BTS. Each replaced Minicell BTS to be returned shall include all CE Cards installed in such BTS as well as the Minicell Equipment. Customer may not redeploy, resell or temporarily reuse any of the removed CE Cards or other Minicell Equipment.

4.6 Up to three hundred and forty-one (341) Compacts purchased by Customer in association with the Mini Project will be shipped with one (1) CMUIII 64 CE card per Carrier. Up to two hundred and seventy (270) Compacts purchased by Customer in association with the Mini Project will be shipped with two (2) CMUIII 64 CE cards per Carrier. Subject to the foregoing, the number of CMUIII 64 CE cards per Carrier provided with each shipment shall be based on the configuration provided by Customer in the applicable Purchase Order. The Compacts will be configured without power and battery since the existing Minicell BTS power and battery will remain at the site and will be used with the Compacts.

4.7 Subject to Lucent's continuing compliance with its material obligations under this Agreement, Customer shall replace all its Minicells BTS's with Compacts by December 31, 2006, according to the following annual minimum completion schedule:

        ----------------------------------------------------------
        By                        12/31/2005       12/31/2006
        ----------------------------------------------------------
        ----------------------------------------------------------
        Number of Units              311               300
        ----------------------------------------------------------

4.8 Upon Customer's request, Lucent will provide MiniXL functionality at no additional charge for Minicell BTS's from January 1, 2006 until the Minicell BTS's are either de-installed and replaced with Compacts, or until December 31, 2006, whichever comes first. In the event Customer decides to use the MiniXL functionality after December 31, 2006, Lucent reserves the right to charge Customer for MiniXL functionality at the then current prices. MiniXL functionality allows the Minicell BTS to remain on Customer's Network after January 1, 2006.

4.9 The Customer may purchase up to 18 FMM RCS Server Pairs and 5 FMM Growth Frames associated with the Mini Project.

4.10 FMM-RCS termination must be reserved for the Compact associated with the Mini Project and may not be used for terminating new Modcells BTS's. The only exception is if the remaining Customer's Minicell BTS that require upgrade in a given Customer market is less than 40, then the remaining FMM-RCS may be used to terminate new BTS's.

4.11 Within 30 days of the Effective Date of this Agreement, Customer agrees to provide Lucent with an initial, nonbinding,

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December 6, 2004

                  written twelve-month rolling forecast of the quantities required of Equipment and Services. Thereafter, such forecast must be a rolling 90-day forecast to be provided on a quarterly basis. The content and submission dates of the forecast will be mutually agreed to by both parties within 30 days of Effective Date of this Agreement.

5.0      Microcell to Modcell Migration Project:

Customer may purchase, and Lucent agrees to provide, Compact 4.0 Base Stations equipped with power / battery and associated Services from Lucent to replace existing Microcell BTS equipped with power and battery deployed in Customer's PCS Network (Microcell to Modcell Migration Project "Micro Project") at the discounted prices listed in Section 2 of Attachment A, subject to the following terms and conditions:

5.1 Customer agrees to replace its 14 Microcell BTS's equipped with power/battery with an equivalent quantity of Compacts equipped with power/battery, pursuant to the pricing described in Section 2 of Attachment A to this Agreement.

5.2 Customer agrees to purchase Services for each of the 14 Microcell sites per the pricing in Attachment A of this Agreement. Details of these Services and Customer's project support obligations for the Micro Project are described in Attachment B.

5.3 Lucent will inventory all Flexent Microcell BTS's to determine the quantity of Channel Elements (CE) equipped in each Microcell BTS at the beginning of the Micro Project and periodically throughout the Micro Project, at Lucent's discretion.

5.4 Following deinstallation of each existing Microcell BTS equipped with power / battery, Lucent will immediately take title and possession of the Microcell Equipment. Title to the Microcell Equipment (including all CE Cards) shall be deemed to transfer to Lucent free and clear of all liens and encumbrances upon Lucent's taking possession of each Microcell. Each replaced Microcell to be returned shall include all CE Cards installed in such BTS as well as the Microcell Equipment. Customer may not redeploy, resell or temporarily reuse any of the removed CE Cards or other Microcell Equipment.

5.5 Subject to Lucent's continuing compliance with its material obligations under this Agreement, Customer agrees to replace all 14 Microcell BTS by June 30, 2006.

6.0      New Sites Deployments:

Customer agrees to purchase, and Lucent agrees to provide, 260 Compact 4.0 Base Stations equipped with power and battery and associated Services from Lucent for new sites to be developed in Customer's Network (New RF Coverage Sites "RF Coverage Project") at the discounted prices listed in Section 3 of Attachment A, subject to the following terms and conditions:

6.1 Customer agrees to purchase, and Lucent agrees to provide, 260 new Compact BTS equipped with power and battery and purchase Optional Services for Installation, Integration and Commissioning of each of these Compact BTS pursuant to the pricing described in Section 3 of Attachment A to this Agreement. Details of these Services and Customer's project support obligations for the Coverage Project are described in Attachment E.

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6.2               Subject to Lucent's continuing compliance with its material obligations under this Agreement, Customer shall purchase the 260 Compacts by September 30, 2006, according to the following annual minimum purchase schedule:

               ---------------------- ---------------- ----------------
               By                        9/30/2005        9/30/2006
               ---------------------- ---------------- ----------------
               ---------------------- ---------------- ----------------
               Number of Units              80               180
               ---------------------- ---------------- ----------------

                  In the event the actual number of Compacts purchased by Customer in any year exceeds the annual minimum provided in this Section 6.2, the annual minimum for the following year shall be reduced by the amount of such excess.

7.0      EV-DO Trial:

Lucent will provide to Customer the EV-DO Equipment, Services and Remote Technical Support for the purpose of conducting EV-DO trial pursuant to Section 7 of Attachment A.

8.0      Pre-Paid Trial:

Following the execution of this Agreement and subject to Lucent's normal order processing timeline, Lucent will provide Customer with up to one hundred (100) CCU-32s at no additional charge to Customer for the sole purpose of allowing Customer to conduct a trial for Customer's branded pre-paid product in Customer's markets pursuant to Section 8 of Attachment A.

9.0      Other Equipment Incentives:

In addition to the discounts and other incentives provided pursuant to Article II, Sections 4, 5, 6, 7 and 8 above, Lucent shall provide to Customer the following additional incentives:

     9.1 Customer may purchase and Lucent agrees to sell to Customer Flexent Mobility Manager (FMM) Equipment to be deployed in Customer's Network at a 20% additional discount from the then current Contract Price as described in Section 4 of Attachment A.

     9.2 Customer may order and Lucent agrees to sell to Customer the following Equipment at no additional charge: a maximum of fifty-eight
           (58) CCU-32 channel element cards during FY2005 and, an additional fifty-eight (58) CCU-32 channel element cards during FY2006 pursuant to Section 5 of Attachment A.

10.      Purchase Commitments:

In consideration of the discounts and other incentives provided pursuant to
Article II, Sections 4, 5, 6, 7, 8, and 9 above, Customer agrees to perform, and Lucent agrees to provide, the following:

     10.1 Customer shall purchase and Lucent shall sell to Customer a minimum of Eighty Million Dollars ($80,000,000.00) (net of any applicable incentives, applied credits, taxes and transportation charges), of Products and/or Services, or any combination thereof, during the time period beginning October 1, 2004 and ending on September 30, 2009. The amount of purchases shall be determined by the total amounts invoiced by Lucent for the Products and Services during such period (net of any applicable incentives, applied credits, taxes and transportation charges), whether or not such invoices have been paid in such period, provided that Customer pays the invoices in accordance with Section 12 below.

     10.2 Provided that Lucent has complied with all of its material obligations under this Agreement, if Customer materially fails to meet any of the commitments described in Article II, Section 2, 4, 5, 6, 7, 8, 9 or 10, Lucent may invoice, and Customer shall pay, for all

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December 6, 2004

           discounts and incentives received to date and shall not be entitled to receive any additional discounts or incentives described in this Agreement.

     10.3  Customer agrees to replace all CRC boards Version - B in all Modcell
           1.0 and Modcell 2.0 currently deployed in Customer's Network pursuant to the prices and terms described in Section 6 of Attachment A.

     10.4 Customer agrees to purchase and Lucent agrees to provide Advanced Exchange Services covering parts for Customer's Network from January 1, 2005 through December 31, 2008 as described in the Statement of Work in Attachment C.

     10.5 Customer agrees to purchase and Lucent agrees to provide Customer Technical Advocate (CTA) support Services for Customer's Network from January 1, 2005 through December 31, 2008 as described in the Statement of Work in Attachment D.

     10.6 Under this Agreement, Lucent agrees to provide a large number of CCU-32 and CMU-III cards at no charge to Customer for use in Customer Network. In addition, Customer may purchase and Lucent agrees to sell to Customer additional CCU-32 and CMU-III cards for use in Customer's Network. In the event during the term of this Agreement, Customer elects to dispose of any CCU-32 and/or CMU-III cards that Lucent provided at no charge to Customer, Customer agrees to return such CCU-32 and/or CMU-III cards to Lucent without any charge. In the event during the term of this Agreement, Customer elects to dispose of any CCU-32 and/or CMU-III cards which Customer has purchased from Lucent under this Agreement, Customer agrees to offer Lucent the opportunity to purchase such CCU-32 and/or CMU-III cards from Customer at a fair market value. Title to the returned CCU-32 cards shall pass to Lucent upon receipt of each returned CCU-32 card.

11.0     Maintenance:

The current maintenance agreement between Lucent and Sprint is valid through December 31, 2004. Under the terms of this maintenance agreement, Lucent will continue to provide to Sprint the maintenance Services (CDMA Software Release Support and Remote Technical Support Services). These maintenance Services are provided to Customer through Sprint only, at Sprint's discretion. Lucent does not provide direct remote technical support to Customer under these maintenance Services. Customer, at its option, may purchase separate remote technical support and maintenance services directly from Lucent during 2004 or after.

12.0     Invoicing and Payment Terms:

     12.1 Lucent will invoice Customer all amounts due for Products (including taxes) no earlier than delivery to the FOB Point. Lucent will invoice Customer all amounts due for maintenance and other recurring support Services ordered by Customer in advance on an annual basis except as otherwise mutually agreed to in the applicable statement of work, and charges for Engineering, Installation and other non-recurring Services as incurred. All invoices will be sent by Lucent to Customer via overnight delivery. All invoiced amounts, less any disputed items, are due within thirty (30) days of the date of the invoice. Customer shall make all invoice payments through wire transfer according to the instructions on the invoice. Delinquent payments are subject to a late payment charge at the monthly rate of one percent (1%) per month, pro rata, or the maximum amount permitted by law, whichever less. If Customer fails to make payments when due, Lucent

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December 6, 2004

           may, at its discretion and without prejudice to its other rights require Customer to prepay for further purchases. Customer will reimburse Lucent for reasonable attorneys' fees and other costs associated with collecting delinquent payments.

     12.2 Customer shall notify Lucent of any disputed invoice amounts in writing within thirty (30) days from the date of the invoice. Any disputed amounts which are subsequently determined to be valid are due for payment based upon the original invoice date and will be subject to a retroactive late payment charge of one percent (1%) per month, pro rata, or the maximum amount permitted by law, based upon such original invoice due date. Lucent may apply any credit that remains outstanding in favor of Customer to the oldest undisputed invoice that remains in Customer's portfolio, with advance written notice to Customer. Such credits will be processed in an expedient manner.

13.0     Purchase Orders:

All Purchase Orders are subject to Lucent's written or electronic acceptance. Lucent shall acknowledge the date of its Purchase Order acceptance in writing or electronically. Lucent shall use commercially reasonable efforts to provide notification regarding its acceptance or rejection of Purchase Orders within 10 business days after receipt. Lucent shall have the right to reject, delay shipment, suspend performance of, or place any Purchase Order (whether issued under this Agreement or under the Contract) on hold if: (1) Customer fails to make payments when due on multiple occasions; or (2) Customer's failure to maintain a corporate credit rating of CCC or higher by Standard & Poor's Ratings Services or an Issuer rating of Caa2 or higher by Moody's Investors Services; or
(3) Customer breaches any of its obligations under this Agreement or any other agreement or arrangement between Lucent and Customer.

Customer shall have the ability to cancel any Purchase Order if Lucent does not deliver the Product or Service specified on such Purchase Order within 30 days of the promised date for such delivery. If Customer cancels a Purchase Order then Customer shall have the right to obtain the Product or Service specified on that Purchase Order from a source other than Lucent.

Title to Equipment only and risk of loss and damage to Products shall pass to Customer at the FOB Point. Lucent shall insure all shipments at Customer's reasonable expense in accordance with Attachment A, Section 9. Lucent or its licensors shall retain title to the Software and all copies thereof.

14.0     Warranty:

a) Lucent warrants that, for a period of two (2) years from the date of delivery of the PCS Products to the applicable FOB Point, all PCS Products will materially conform with and perform the functions set forth in the relevant specifications, and will be free from defects and deficiencies in material or workmanship. The warranty period for a PCS Product or part thereof repaired or provided as a replacement under this Product warranty is six (6) months or the unexpired term of the original warranty period applicable to the repaired or replaced PCS Product or part, whichever is longer. If, under normal and proper use, a defect or non-conformance appears in the Product during the applicable warranty period, Lucent shall, at no charge to Customer, either (i) repair, replace or correct the defective or nonconforming PCS Product in accordance with the relevant specifications or (ii) provide a credit not to exceed the original purchase price or license fee if Lucent determines that it is unable or impractical to repair, replace or correct the defective or nonconforming PCS Product. Lucent will, during the warranty period, use its best efforts to ship the replacement PCS Product no later than twenty-four (24) hours after notification of the warranty defect by Customer. Upon receiving the replacement

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PCS Product, Customer will return the reported defective PCS Product to Lucent within fourteen (14) calendar days. Customer will follow the shipping instructions for returning defective PCS Products to Lucent, and will use the return label that Lucent or its authorized logistics agent has provided. Customer's failure to materially follow the return instructions and/or use the provided return label will be treated by Lucent as an unreturned Product subject to invoice by Lucent at the then-current price in effect pursuant to the terms of the Agreement.

b) Lucent warrants that, for a period of six (6) months from the completion of each Service provided by Lucent hereunder, such Service will be (a) provided in a workmanlike manner, (b) operational in accordance with the relevant specifications, (c) in compliance with all material applicable laws and material applicable permits, and (d) free from defects or deficiencies. If Services prove not to be performed as warranted during the warranty period, Lucent, at its option, will either correct the defect or non-conforming Services or render a full or pro-rated refund or credit based on the original charges for the Services.

c) If Lucent purchases any Products from a third party (excluding third party Products that are integrated with any System Lucent provides under this Agreement), Lucent will assign to Customer the warranties given to Lucent by such third party, to the extent permitted by law.

d) No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions from Lucent. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product or Software to Lucent shall be borne by Customer. Lucent shall pay the costs of transportation of the repaired or replaced Product or Software to any United States destination designated by Customer. If Lucent determines that any returned Product or Software is not defective, Customer shall pay Lucent's costs of handling, inspecting, testing and transportation and, if applicable, travel and living expenses. In repairing or replacing any Product, part of Product, or Software medium under this warranty, Lucent will use new Products, parts or Software when readily available or use remanufactured, reconditioned, refurbished or functionally equivalent Products, parts or Software media as needed. Replaced Products or parts shall become Lucent's property. If Lucent ascertains that a Product is not readily returnable for repair, at its option, Lucent may elect to repair or replace the Product at Customer's site. Customer, at its expense, shall make the Products accessible for repair or replacement and shall restore the site after Lucent has completed its repairs or replacement.

e) Lucent makes no warranty with respect to defective conditions or non-conformities resulting from any of the following: Customer's modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance not performed by Lucent or its subcontractors or agents; Customer's or its subcontractors' or agents' use in a manner not in accordance with Lucent specifications, or operating instructions; failure of Customer to apply previously applicable Lucent-directed modifications or corrections; or items not manufactured by Lucent or purchased by Lucent pursuant to its procurement specifications. In addition, Lucent makes no warranty with respect to Products which were not purchased from Lucent under this Agreement or have had their serial numbers or month and year of manufacture removed or altered; with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes and the like; or with respect to defects related to Customer's data base errors. No warranty is made that Software will run uninterrupted or error free.

f) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GRANTED IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES (WHETHER WRITTEN, ORAL, STATUTORY OR OTHERWISE), INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. CUSTOMER'S SOLE AND EXCLUSIVE

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 10 of 16

December 6, 2004


REMEDY AND LUCENT'S SOLE OBLIGATION HEREUNDER, SHALL BE TO REPAIR, REPLACE, OR CREDIT AS SET FORTH ABOVE.

15.0     Software:

Lucent grants to Customer a non-exclusive, non-transferable, multi-site right to use license for the Software ("RTU License"), to operate the Products for the purpose of operating its PCS Network, subject to the payment of any license fees in accordance with the terms of this Agreement. For the avoidance of doubt, the RTU License includes the right to relocate throughout Customer's PCS Network the Software embedded in or loaded on the following devices: packet handlers, vocoders, and channel element cards. The Customer is granted no title or ownership rights to the Software. Such rights will remain with Lucent, its subcontractors or suppliers, as appropriate. The Customer agrees to utilize the Software solely in conjunction with the PCS System and shall treat the Software as Proprietary Information of Lucent, its subcontractors or suppliers, as appropriate. Customer will ensure that all copies of the Software will, upon any reproduction by the Customer authorized by Lucent and whether or not in the same form or format as such Software, contain the same proprietary, confidentiality and copyright notices or legends which appear on the Software provided pursuant to this Agreement.

When and if the Customer determines that it no longer needs the Software or if the Customer's license is canceled or terminated, Customer shall return all copies of such Software to Lucent or follow reasonable written disposition instructions provided by Lucent. If Lucent authorizes disposition by erasure or destruction, the Customer will remove from the medium on which Software resides all electronic evidence of the Software, both original and derived, in such manner that prevents subsequent recovery of such original or derived Software.

16.0     Product Discontinuation:

During the term of this Agreement, Lucent agrees to provide the Customer not less than one (1) year notice before Lucent discontinues accepting orders for a PCS Product (Discontinued Product) sold under this Agreement. Where Lucent offers a product for sale that is equivalent in form, fit and function in accordance with and pursuant to the product specifications, the notification period may vary but in no event will be less than thirty (30) days from the effective date. The specific support terms for Discontinued Product will be specified in the applicable discontinuation notice for each Discontinued Product. Spare parts or repair Services or both for Discontinued Products, or suitable alternative equipment with equivalent functionality, will be available to Customer for a period of five (5) years from the date of discontinuation of such Product to Customer.

17.0     limitation of Liability:

EXCEPT AS PROVIDED IN THE SECTION ENTITLED "INDEMNIFICATION" AND EXCEPT FOR DAMAGES ARISING FROM OR RELATED TO A BREACH OF THE SECTION ENTITLED "PROPRIETARY INFORMATION", EACH PARTY AND ITS AFFILIATES' CUMULATIVE LIABILITY FOR ALL CLAIMS, LOSSES, DAMAGES AND EXPENSES ARISING OUT OF THIS AGREEMENT WILL NOT EXCEED THE TOTAL AMOUNT OF PRICES, CHARGES AND FEES PAID AND PAYABLE BY CUSTOMER UNDER THIS AGREEMENT. EXCEPT AS PROVIDED UNDER THE SECTION ENTITLED "INDEMNIFICATION" AND EXCEPT FOR DAMAGES ARISING FROM OR RELATED TO A BREACH OF THE SECTION ENTITLED "PROPRIETARY INFORMATION", NEITHER PARTY (NOR ANY OF ITS AFFILIATES) SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR EXEMPLARY DAMAGES OR FOR ANY LOST PROFITS, REVENUES, GOODWILL OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR RESULTING FROM THE USE OR PERFORMANCE OF THE PRODUCTS AND/OR SERVICES. The provisions of this paragraph

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 11 of 16

December 6, 2004

shall survive failure of an exclusive or limited remedy and termination or expiration of this Agreement. the foregoing limitations shall not apply to (a) Customer's obligation to pay amounts due and owing under this Agreement including late payment charges described in Section 12; (b) Customer's obligation to reimburse Lucent for attorneys' fees and costs associated with collecting delinquent payments under Section 12; or (c) personal injury, including death, and damage to tangible property caused by the negligent or intentional acts of a party or its employees, agents or subcontractors.

18.0     Security Interest:

Customer hereby grants Lucent a security interest in each Product and item of Software sold and/or licensed by Lucent to Customer, and all proceeds of them in any form to secure payment and performance of all obligations of Customer under this Agreement. Any such security interests shall automatically terminate and be released upon Customer's full payment for the specific Products and Software to which such specific security interest relates and full payment for Services associated with such Products and Software. Customer shall provide such additional documentation as Lucent deems reasonably necessary to establish or perfect this security interest. Customer warrants that its legal name, address of its principal place of business and state of organization are as set forth in the first, unnumbered paragraph of this Agreement. Customer shall promptly notify Lucent of any change in this information. Lucent shall be responsible for all costs associated with perfecting and terminating such security interest.

19.0     Entire Agreement:

This Agreement and the non-conflicting provisions of the Contract constitute the entire agreement between Lucent and Customer with regard to the subject matter contained in this Agreement and supersede any and all prior understandings, agreements, proposals, discussions, correspondence, representations or undertakings. This Agreement may not be modified except in writing and signed by both parties. In the event of a conflict between the provisions of this Agreement and the Contract, the provisions of this Agreement will take precedence.

20.0     Proprietary Information:

All oral and written information disclosed to the other party (including, without limitation, this Agreement and its terms) is deemed to be confidential, restricted and proprietary to the disclosing party (hereinafter referred to as "Proprietary Information"). Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement. Except as specified in this Agreement, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of this Agreement. The receiving party must provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event will the receiving party fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information must be retained by the receiving party in a secure place with access limited to only such of the receiving party's employees, who need to know such information for purposes of this Agreement and to such third parties as the disclosing party has consented to by prior written approval. Lucent may disclose to its subcontractors and agents such Proprietary Information of Customer that is necessary to enable the subcontractors and agents to perform Services under this Agreement, provided that each subcontractor or agent has agreed in writing to maintain the confidentiality of Customer's Proprietary Information. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing party,
(ii) must be used by the receiving party only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 12 of 16

December 6, 2004


information, must be returned to the disclosing party upon request of the disclosing party, and, in any event, upon termination of this Agreement. At the request of the disclosing party, the receiving party will furnish a certificate of an executive of the receiving party certifying that Proprietary Information not returned to disclosing party has been destroyed.

The obligations contained in the preceding paragraph shall not apply to Proprietary Information that (a) is or becomes public knowledge without the fault or action of the receiving party, (b) is received by the receiving party from a source other than the disclosing party, which source received the information without violation of any confidentiality restriction, (c) is independently developed by the receiving party, or (d) is required to be disclosed pursuant to law or government regulation, provided the receiving party gives the disclosing party reasonable notice of such required disclosure and an opportunity to obtain an appropriate protective order prior to any such disclosure

21.0     Assignment:

Except as otherwise provided in this Agreement, the rights and obligations of Customer under this Agreement are personal and not assignable, either voluntarily or by operation of law, without the prior written consent of Lucent (not to be unreasonably withheld). The transfer of control of Customer or of a majority of the outstanding capital stock of Customer, the sale of substantially all the assets of Customer, or the merger of Customer with another entity shall each constitute an assignment for purposes of this Section. Without Lucent's prior written consent but upon prior notice to Lucent, Customer will assign this Agreement to an Affiliate (designated by Sprint under the Contract) who will be bound by all the terms and conditions hereunder if one of the following events occurs: (i) Customer transfers control or a majority of the outstanding capital stock of Customer to the Affiliate, (ii) sells substantially all Customer's assets to the Affiliate, or (iii) merges with the Affiliate. In the event of any permitted assignment hereunder, Customer shall promptly provide Lucent with a copy of the assignment and assumption agreement with the assignee.

Any assignment in violation of this Section shall be null and void. All provisions contained in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

22.0     Indemnification:

a) Each party (for purposes of this Section, the "Indemnifying Party") will indemnify, defend and hold harmless the other (including its officers, directors, partners, employees and agents) and its affiliates against any loss, cost, expense or liability (including reasonable attorneys' fees and costs) related to personal injury or property damage and arising from the negligence or willful misconduct of the Indemnifying Party (including its affiliates, agents, partners, employees and others under its direction or control). The party to be indemnified pursuant to this Section will notify the Indemnifying Party within a reasonable time after receiving notice of a claim. The Indemnifying Party will have control over the defense and settlement thereof. The party to be indemnified will furnish, at the Indemnifying Party's reasonable request and expense, information and assistance necessary for such defense.

b) In the event of any Infringement Claim, subject to the conditions and exceptions stated below, Lucent, at its expense, will defend Customer; will reimburse Customer for any cost, expense or attorneys' fees incurred at Lucent's written request or authorization; and will indemnify Customer against any liability assessed against Customer in a final judgment or settlement. Notwithstanding the foregoing, Customer may select and use counsel of its own choosing and at its expense to assist in any such defense.

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 13 of 16

December 6, 2004

c) If Customer's use is enjoined or in Lucent's opinion is likely to be enjoined or subject to an Infringement Claim, Lucent, at its expense and at its option, will replace such Product or Software furnished pursuant to this Agreement with a suitable substitute free of any infringement; will modify them so that they will be free of the infringement; or will procure for Customer a license or other right to use them. If none of the foregoing options are practical, Lucent will remove the enjoined Product or Software and all Products and Software adversely affected by such removal ("Removed Products") and refund to Customer any amounts paid to Lucent for them less a reasonable charge for any actual period of use by Customer. In no event, however, shall Lucent's liability under this paragraph exceed the amounts paid by Customer to Lucent to purchase the Removed Products or the right to use the Software which are the subject of the Infringement Claim.

d) Customer shall give Lucent prompt notice of all Infringement Claims of which Customer becomes aware. Lucent shall have full and complete authority to assume the sole defense of them, including appeals, and to settle same, provided, however, that if the terms of a proposed settlement would require Customer to take any action other than to pay money damages, or to refrain from taking any action, Lucent shall obtain Customer's prior written consent to those terms of the settlement, which consent shall not be unreasonably withheld, conditioned or delayed. Customer shall, upon Lucent's request and at Lucent's expense, furnish all information and assistance available to Customer and cooperate in every reasonable way to facilitate the defense and settlement of any Infringement Claim.

e) Lucent shall not be responsible or liable for any Infringement Claim to the extent that it: (i) arises from adherence to design modifications, specifications, drawings, or written instructions which Lucent is directed by Customer to follow; or (ii) arises from adherence to instructions to apply Customer's trademark, trade name or other company identification; or (iii) resides in a product or licensed materials which are not of Lucent's origin and which are furnished by Customer to Lucent for use under this Agreement; (iv) relates to a modification made by Customer of any Product or Software; or (v) relates to uses of any Product or Software provided by Lucent in combination with any other item not furnished directly by or recommended in writing by Lucent. In the foregoing cases numbered (i) through (v), Customer will defend and save Lucent harmless, subject to the same terms and conditions and exceptions stated above with respect to the Lucent's rights and obligations under this Section.

f) The liability of Lucent and Customer with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Software furnished under this Agreement shall be limited to the specific undertakings in this Section.

23.0     Termination of Base Agreement:

The Base Agreement is hereby terminated in its entirety. Neither Customer nor Lucent shall have any further obligation or liability under such agreement. Notwithstanding the foregoing, the Software and the Proprietary Information provisions under Sections15 and 20 of this Agreement shall apply to Software licensed and Proprietary Information disclosed under the Base Agreement. These provisions survive termination of such agreement.

24.0     Notices:

Any notice required or permitted under this Agreement shall be in writing and shall be sent by certified United States mail (return receipt requested), by guaranteed overnight delivery, by courier, or by confirmed telecopy addressed to the respective party as follows:

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 14 of 16

December 6, 2004


         To Lucent:  Lucent Technologies Inc.
         Attention: Contract Manager,
         7500 College Blvd., Suite 300
         Overland Park, KS 66201
         Telecopier: 913-338-8824

         To Customer: AirGate PCS, Inc.
         Attention: General Counsel
         233 Peachtree Street NE
         Suite 1700
         Atlanta, GA 30303
         Telecopier: 404-832-2237

         A notice shall be effective when received as shown on the delivery receipt or on the telecopier's written confirmation. A party may change its designated representative or address by giving notice to the other as provided above.

25.0     Event of Default:

Upon the occurrence of one or both of the following events, Customer shall have the right, upon written notice to Lucent, and in Customer's sole discretion and without prejudice to any other rights or remedies which it may have under this Agreement, to immediately terminate this Agreement in its entirety without any further obligation or liability to Lucent except with respect to Customer's payment obligations respecting Purchase Orders for Products or Software already shipped and Services already performed: (i) Lucent breaches any of its obligations relating to the use of Proprietary Information and that breach continues for a period of fifteen (15) days after receiving written notice thereof; or (ii) Lucent breaches any of its other obligations under this Agreement and such breach continues for a period of thirty (30) days after Lucent's receipt of written notice thereof.

Upon the occurrence of any one or more of the following events, Lucent shall have the right, by notice to Customer and in its sole discretion and without prejudice to any other rights or remedies which it may have under this Agreement or at law or in equity, to immediately terminate this Agreement in its entirety and to suspend performance hereunder (including suspension of performance of all outstanding Purchase Orders), without any further obligation or liability to Customer except with respect to Products or Software already shipped and Services already performed: (i) Customer breaches its obligation to, or otherwise fails to make payment of any amount when due to Lucent, whether such amount results from an invoice, fee or charge due under the terms of this Agreement, and such breach or default continues for a period of fifteen (15) days after Customer's receipt of written notice of breach thereof; or (ii) Customer breaches any term or condition of any Software license or its obligations relating to the use of Proprietary Information and that breach continues for a period of fifteen (15) days after receiving written notice thereof; (iii) Customer breaches any of its other obligations under this Agreement and such breach continues for a period of thirty (30) days after Customer's receipt of written notice thereof; or (iv) Customer or any of its affiliates breaches any of the terms of any other agreement, as such breach is defined by such agreement, between Customer or any of its subsidiaries or affiliates and Lucent or any of its subsidiaries or affiliates, and such breach is not cured within the period set forth in such agreement.

The parties acknowledge that their rights and obligations under this Agreement, including but not limited to Customer's payment obligations, and except for rights or obligations relating to entering into and carrying out new Purchase

                               LUCENT CONFIDENTIAL
                       Affiliate Agreement - Page 15 of 16

December 6, 2004


Orders, shall survive the termination or expiration of this Agreement; provided that Customer's rights under Article II, Section 15 (grant of license) shall not survive if Customer's breach of this Section gives rise to the termination.

26.0     Waiver:

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such party or excuse a similar subsequent failure to perform any such term or condition by the other party.

27.0     Severability:

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of the Agreement.

28.0     Force Majeure:

Except for payment obligations, neither party shall be responsible for any delay or failure in performance to the extent such delay or failure is caused by fire, strike, embargo, explosion, earthquake, flood, war, water, the elements, labor dispute, government requirements, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers, acts of terrorism, or other causes beyond a party's reasonable control.

29.0     Governing Law:

This Agreement shall be governed by the laws of the State of New York, excluding conflicts of laws.


     IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


Lucent Technologies Inc.                  AirGate PCS, Inc.


By:  _____________________________        By:  _____________________________

Printed Name:  _____________________      Printed Name:  _____________________

Title:  ____________________________      Title:  ____________________________

Date:  ____________________________       Date:  ____________________________

December 6, 2004

                       Attachment A to Affiliate Agreement


1)       Minicell to Modcell Project Migration Pricing

Pursuant to Article II, Section 4 of the Agreement, Customer will purchase six hundred and eleven (611) one-Carrier, three-sector, Compact 4.0 to replace existing Minicell BTS's deployed in Customer's PCS Network.

Compact 4.0 for Minicell Sites

------------------------------------ --------------
                                         Valid
                                        Through
                                      12/31/2006
------------------------------------ --------------
 Compact 4.0 - 1Carrier (including
  deinstallation and installation       $27,500
             Services)
------------------------------------ --------------

Notes:
1. Customer will replace all 611 Minicell BTS's in their Network by December 31, 2006. The prices above are valid for any Compact ordered to replace a Minicell BTS prior to December 31, 2006.
2. The above Compact prices include the associated deinstallation and installation Services described in Attachment B, which Customer is required to purchase in order to obtain the discounted price for the Compact.
3. The prices listed above are only applicable when replacing a MiniCell BTS with an equivalent number of Carriers. Any Minicell sites requiring additional Carriers will require incremental Equipment and Services, which Customer may purchase at the then current Contract prices.
4. Customer may order up to three hundred and forty-one (341) of the replacement Compact 4.0 BTS described above with one 64 CE card (CMU-III) per carrier; and up to two hundred and seventy (270) with two 64 CE cards per carrier (CMU-III). Each Compact does not include integrated power or battery. Reuse of the existing Minicell power and/or battery cabinets is assumed in all Minicell replacement sites.
5. Site-specific ancillary Equipment such as mounting bases are not included in the prices above. Transportation from FOB Point (as defined in the Agreement) to Customer's delivery address is not included in price above and will be quoted in addition to these prices, upon Customer's request.

FMM Equipment

The following discounts apply to FMM-RCS Frames/Server Pairs and EINE pairs purchased as part of the MiniCell to Modcell Migration Project in 2005.

----------------------------- ----------------- -------------------------
  Discount % off Phase IV           75%         Valid through 12/31/2005
       Contract price
----------------------------- ----------------- -------------------------

Notes:
1. The above FMM discount does not apply to FMM Base Frames or any other FMM Applications running on FMM Servers other than RCS.

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 1 of 6

2. The maximum number of FMM-RCS frames/server pairs offered at this discount is 5 Growth Frames and 18 FMM Server Pairs, calculated at 40 RCS instances per 410 Server Pair as per Section 4.2 of the Agreement. Actual RCS instances supported by a 410 Server Pair is subject to Lucent Technologies Engineering Guidelines and may be impacted by Busy Hour Call Attempts, Carriers per BTS, and Soft Hand off percentage, among other metrics. The feature to allow 40 RCS instances per 410 Server Pair is available in ECP Release 23.
3. Installation, Engineering and Integration Services will be available to Customer at the then current Contract prices.


2)       Microcell to Modcell Migration Project Pricing

Compact 4.0 for Microcell Sites
-------------------------------

Pursuant to Article II, Section 5 of the Agreement, Customer will purchase fourteen (14) one-Carrier, three-sector, Compact 4.0 to replace existing Microcell BTS's deployed in Customer's PCS Network. Upon Customer's purchase of the above BTS's, Lucent will provide a replacement discount in the amount of $37,092 per site for these 14 Microcell Sites. These prices and discounts are conditioned upon Customer's purchasing the associated deinstallation and installation Services for $6,825 per site for each of the 14 Microcell sites to be replaced in the Network.

Discounted Pricing for Compact 4.0 BTS for Microcell Replacement consists of:
Cabinet Components, Filters, Cable Assemblies and Software -       $83,256.40
Integrated Power, External Battery Cabinet & Batteries -           $11,103.00
Site Installation Material including Surge Protectors
 and GPS Antenna -                                                    $732.60
Installation Microcell Migration Services -                         $6,825.00
Total Price for a one-Carrier, three-sector, Compact 4.0 -        $101,917.00
Microcell Replacement Incentive -                                  $37,092.00
Discounted Total Price per Compact                                 $64,825.00

Notes:

     1. The above pricing is only applicable when replacing a Microcell BTS with an equivalent number of Carriers.
     2. Each of the Compacts 4.0 listed above includes one 64 CE card per Carrier and is equipped with integrated power and external battery back-up.
     3. The Services listed above include removing existing Microcell BTS and Microcell power and battery at each site and installing Compact 4.0 with power and battery back up as described in Attachment B.
     4.   Replacement of all 14 Microcells must be completed by June 30, 2006.
     5. Site-specific ancillary Equipment such as mounting bases are not included in the prices above. Transportation from FOB Point (as defined in the Agreement) to Customer's delivery address is not included in price above and will be quoted in addition to these prices, upon Customer's request.


3)       New RF Coverage Sites Pricing

Compact 4.0 for New Sites
-------------------------

Pursuant to Article II, Section 6 of the Agreement, Customer will purchase two hundred and sixty (260) one-Carrier, three-sector, Compact 4.0 at the current Contract price for new sites and will receive the three levels of discounts (I, II, and III) listed in the following table:

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 2 of 6

----------------------------------------------- --------------------- -------------------------
                                                   Valid through      Valid through 9/30/2006
                                                     9/30/2005
----------------------------------------------- --------------------- -------------------------
        New Sites/Compact - Discount I              40 Compacts             40 Compacts

            Net Price - Discount I                    $76,203                 $76,203

            Discount from Contract                    $23,989                 $23,989
----------------------------------------------- --------------------- -------------------------

----------------------------------------------- --------------------- -------------------------
       New Sites/Compact - Discount II                  N/A                 100 Compacts

           Net Price - Discount II                      N/A                   $68,203

            Discount from Contract                      N/A                   $31,989
----------------------------------------------- --------------------- -------------------------

----------------------------------------------- --------------------- -------------------------
       New Sites/Compact - Discount III             40 Compacts             40 Compacts

           Net Price - Discount III              $5,100 (Services)       $5,100 (Services)

            Discount from Contract                    $95,092                 $95,092
----------------------------------------------- --------------------- -------------------------

----------------------------------------------- --------------------- -------------------------
  Minimum Number of New Sites/Compacts to be        80 Compacts             180 Compacts
              deployed per year
----------------------------------------------- --------------------- -------------------------

Contract Pricing for a one-Carrier, three-sector, Compact 4.0 BTS consists of:
Cabinet Components, Filters, Cable Assemblies and Software -       $83,256.40
Integrated Power, External Battery Cabinet & Batteries -           $11,103.00
Site Installation Material including Surge Protectors
 and GPS Antenna -                                                    $732.60
Installation Service Suite 1 -                                      $5,100.00
Total Price for a one-Carrier, three-sector, Compact 4.0 -        $100,192.00

Notes:
1. Customer must deploy the minimum number of Compacts per Fiscal Year as detailed in the table above. The above discounts are applicable to a maximum of 260 Compacts. Customer may purchase additional Compact over 260 at the then current Contract price.
2. The Compact 4.0 listed above includes one 64 CE card per Carrier and is equipped with integrated power and external battery back-up. If Customer's BTS configuration requires additional material or Services than those listed above, the additional items will be offered at the then current Contract price, and the net price for the Compact 4.0 BTS will increase accordingly.
3. The discounts listed in the table above will be applied in the same order as listed in the table. Customer must place orders and take delivery of all of the Compacts specified under discount I for each year in order to be eligible for discount II for that year. Similarly, Customer must place orders and take delivery of all of the Compacts specified under discount II for each year in order to be eligible for discount III for that year.

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 3 of 6

4. The above discounts for new sites are fixed dollar amounts off of the current Contract prices for Equipment. If the Contract price of any of the Equipment listed above is reduced during the RF Coverage Project in 2005 and 2006, then the above discount amounts will be reduced, as applicable, by a corresponding amount in order to maintain the above net price per year. However, if the Contract price of any of the Equipment listed above is increased during the RF Coverage Project in 2005 and 2006, the applicable discount amount will be increased to maintain the same net price per year.
5. The price for these new RF coverage sites is conditioned on Customer's ordering Lucent Service Suite 1 Installation Services at the current price of $5,100 pursuant to Attachment E.
6. Site-specific ancillary Equipment such as mounting bases are not included in the prices above. Transportation from FOB point to Customer's delivery address is not included in price above and will be quoted in addition to these prices, upon Customer's request.

4)       FMM Discount, PHV6 and CRC Pricing

Pursuant to Article II, Section 9.1 of the Agreement, Customer may purchase Flexent Mobility Manager (FMM) Equipment to be deployed in Customer's network at a 20% additional discount off of Contract Price for RCS, HLR/VLR, DLN/SS7 and CDN4 applications. The discount applies to Purchase Orders submitted to Lucent from October 1, 2004 to September 30, 2006 and is applicable to FMM Equipment, FMM Software and FMM RTUs specific to the RCS, HLR/VLR, DLN/SS7 and CDN4 applications. The discount does not apply to any other applications using FMM Equipment, EINE deployed with FMM Equipment, or Services required to deploy the FMM Equipment. The discount is not applicable to the 18 FMM RCS Server Pairs and 5 FMM Growth Frames associated with the Mini Project described in Section 4.9 of the Agreement and Section 1 of this Attachment.

5)       Channel Card Incentive

Pursuant to Article II, Section 9.2 of the Agreement, Lucent will furnish new or remanufactured CCU-32 channel element cards (loose ship only) to Customer at no additional charge for a maximum of fifty-eight (58) CCU-32 cards in FY2005 and fifty-eight (58) CCU-32s in FY2006. Customer must order the maximum 58 CCU-32 cards during each Fiscal Year in order to take advantage of this incentive. If Customer requires additional CCU-32 cards in FY2005 or FY2006, Lucent will make available to Customer additional CCU-32 at the current Contract price of $12,800 per CCU-32.

6)       CRC-to-URCM Upgrade

Pursuant to Article II, Section 10.3 of the Agreement, Customer agrees to replace all CRC boards Version -B in all Modcell 1.0 and Modcell 2.0 currently deployed in Customer's Network at the prices listed below. Such replacement must be completed prior to Customer's ECP Release 23 retrofit. The prices below are also applicable to the upgrade of all CRC boards (Versions B, C, D, & E) deployed in Customer's Network. The URCm / EPROM kit will replace one CRC per Modcell. The Installation Service covers one site visit for the replacement of up to three CRC boards per site visit. The URCm and CRC cannot co-exist within a Modcell cabinet. The URCm requires the Modcell to be on ECP Release R22.01 or higher.

Description                                                   Net Price
URCm / EPROM Kit for Mod 1.0/2.0                              $3,795.00
Installation (one site visit)                                 $1,250.00

Lucent recommends that Customer upgrade all other CRC Versions (C, D & E) prior to their ECP Release 25 retrofit. The need to upgrade the CRCs is subject to various feature deployments such as EV-DO and IP Backhaul and the monitoring of threshold violations of specific BTS Service Measurements.

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 4 of 6

7)       EV-DO Trial

Customer has the option to deploy EV-DO Products in Customer's Network for trial purposes between October 1, 2005 and September 30, 2007 (the "Trial"). The Trial will utilize fifty (50) EV-DO Carrier Upgrade Kits to existing Modcell BTS's deployed in Customer's Network and one EV-DO RNC Frame equipped with three server pairs (the "Trial Products"). The Trial shall be completed in six months from the initial Equipment ship date but no later than March 31, 2008. At the end of the Trial, but not later than April 7, 2008, Customer will notify Lucent whether Customer will purchase all the Trial Products delivered to Customer or return all such Products to Lucent.

For the purpose of allowing Customer to conduct the Trial, Lucent will provide the EV-DO Trial Products, associated Services and Remote Technical Support during the Trial. The Customer is responsible for any operating expenses associated with the EV-DO Trial Products including (without limitation) additional telecommunication facilities; any additional data networking equipment or changes to the packet data network such as PDSN, AAA, etc.; obtaining, provisioning, activating and billing subscribers; customer care; and supplying end user terminals and data cards.

In order to deliver the EV-DO Trial Products, Lucent will quote and Customer will issue Purchase Orders for all EV-DO Trial Products and Services. Upon receipt of Customer's notice of its election to purchase the EV-DO Trial Products at the conclusion of the Trial, then Lucent will invoice Customer for all the EV-DO Trial Products and Services. The prices for the EV-DO Trial Products and Services will be based on the Contract Price for such Products and Services. Should Customer decide to purchase the Trial Products, Lucent will extend a one-time discount to Customer in the amount of six hundred thousand dollars ($600,000) to be applied to the purchase price of the Trial Products. Customer shall either pay the invoice in full per the terms of Article II,
Section 12 of the Agreement or request 18 month deferred payment terms.

If Customer elects 18 month deferred payment terms, concurrently with Lucent's submission of the invoice, Lucent shall present the Promissory Note and Security Agreement in the form attached as Attachment F to this Agreement with the specific amount and description of collateral inserted. The amount of the Promissory Note shall be equal to the amount invoiced for the Trial Products and related Services but in no event greater than Three Million Dollars ($3,000,000.00). Upon receipt of the completed documents, Customer shall promptly execute and deliver the Promissory Note and Security Agreement to Lucent. Upon Customer's execution and delivery of the Promissory Note and Security Agreement, the payment terms set forth in the Promissory Note shall take precedence over the payment terms set forth in Section 12 of this Agreement. Failure to execute and deliver the Promissory Note and Security Agreement to Lucent within 30 days of receipt shall cause Customer to be in default of Section 12 of this Agreement.

To the extent that the invoiced amount for the Trial Products and related Services exceeds $3,000,000.00, Customer shall remit the amount in excess of $3,000,000.00 to Lucent within 30 days of the date of the invoice in accordance with Section 12 of this Agreement.

At the end of the Trial, if Customer expressly elects not to purchase the Trial Products, or fails to notify Lucent of its election by April 7, 2008, then Customer shall make available the Trial Products for Lucent to de-install and take possession of the Trial Products from Customer. In such case, Lucent will invoice Customer (at Lucent standard price and payment terms), and Customer will pay, for Services, including installation and de-installation Services, performed by Lucent during the Trial.

Title to the Trial Products shall remain with Lucent during the Trial. If Customer elects to purchase the Trial Products, title to the Trial Products shall pass to Customer when Customer makes the initial payment therefor. Title

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 5 of 6
to any and all Software shall remain with Lucent, subject to the license granted to Customer under Section 15 of this Agreement. Risk of loss of or damage to the Trial Products shall transfer to Customer upon delivery and shall remain with Customer unless and until Lucent de-installs the Trial Products after the end of the Trial.

8)       Pre-Paid Trial

Following the execution of this Agreement and subject to Lucent's normal order processing timeline, Lucent shall deliver to Customer up to one hundred (100) CCU-32 Channel Element cards ("Products") at no additional charge to Customer for the purpose of allowing Customer to conduct a trial for Customer's branded pre-paid product in Customer's markets ("Pre-Paid Trial"). As a condition of providing such Products at no additional charge, Customer must launch the Pre-Paid Trial or commercial service by September 30, 2005 and must commercially deploy a Customer branded pre-paid product for at least two years from the actual Pre-Paid Trial start date. Title to the Products shall remain with Lucent during such two-year period. Risk of loss of or damage to the Products shall transfer to Customer upon delivery and shall remain with Customer unless and until Lucent receive the returned Products.

If Customer continues to offer the Customer branded pre-paid product in their markets after such two-year period, then title to the Products shall transfer to Customer at no additional charge. If Customer exits the pre-paid market within this two-year period, then at the time of market exit, Customer can either purchase the Products from Lucent at the Contract price of $12,800 each or return all Products to Lucent. Title to the returned Products shall transfer to Lucent upon receipt of each returned Product.

9)       Transportation Charges

Transportation charges for BTS Products from the FOB Point to the Customer's warehouse location are payable by Customer at the prices set forth below. Transportation charges will be added on the quotes for these BTS Products and are not included in the prices in this Attachment. Lucent is responsible for BTS transportation costs to the FOB Point and for arranging for the transportation from the FOB Point to the Customer's warehouse location. Transportation charges from the Customer's warehouse location to the BTS deployment site are part of the bundled Services defined in Attachments B and E of this Agreement.

BTS Transportation Charges (FOB Point to Customer Warehouse)
------------------------------------------------------------
$600 BTS and battery cabinet (two cabinets)
$400 BTS cabinet or power cabinet or battery cabinet only (one cabinet) $400 for carrier addition material with battery cabinet
$400 for carrier addition material with batteries
$200 for carrier addition material without batteries

Customer is responsible for transportation charges for MSC Products to the FOB Point. Transportation charges for MSC Products will be billed to Customer as incurred and therefore will not be included in the quote for these Products. Lucent will arrange for the transportation to the FOB Point.

All transportation charges include insurance coverage for loss or damage while in transit

                               LUCENT CONFIDENTIAL
                           Attachment A - Page 6 of 6

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                                  ATTACHMENT B


                                STATEMENT OF WORK
                                       For
                      Minicell/Microcell to Compact Modcell
                                Migration Project







                               Lucent Confidential
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                                TABLE OF CONTENTS

1    Introduction.............................................................3

   1.1    PROJECT DESCRIPTION.................................................3

2    Installation & Integration of Wireless Base Station (Cell) Equipment.....3

   2.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES........................3
     2.1.1     Installation and Integration of Modcell........................3
   2.2    CUSTOMER RESPONSIBILITIES...........................................5
   2.3    ASSUMPTIONS.........................................................6

3    Equipment Removal........................................................7

   3.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES........................7
   3.2    CUSTOMER RESPONSIBILITIES...........................................8
   3.3    ASSUMPTIONS.........................................................8

4    Engineering, Installation & Integration of Wireless Mobile Switching
     Center (MSC) Equipment...................................................8

   4.1    DESCRIPTION.........................................................8

5    Project Management.......................................................8

   5.1    PROJECT MANAGEMENT ROLE.............................................8
   5.2    PROJECT ACCOUNTABILITY..............................................8
   5.3    PROJECT MANAGEMENT SERVICE COMPONENTS...............................9

6    General terms............................................................9

   6.1    CONDITIONS..........................................................9
   6.2    CHANGE MANAGEMENT..................................................10
   6.3    SERVICE-SPECIFIC ACCEPTANCE........................................10

7    Pricing Section.........................................................10

   7.1    PRICING NOTES......................................................10
   7.2    PRICING............................................................10

                               Lucent Confidential
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1        INTRODUCTION

This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of various services ("Service" or "Services") by Lucent Technologies Inc. ("Lucent") for AIRGATE PCS ("CUSTOMER). Performance of the Services described in this SOW shall be governed by the Affiliate Agreement dated December 1, 2004, as amended from time to time between Lucent and Customer. In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail. No obligation to provide the Service described herein arises unless a Purchase Order for the Service, incorporating the terms of this SOW, has been placed by CUSTOMER and accepted by Lucent.

Lucent's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this SOW.

1.1      PROJECT DESCRIPTION


This Project entails the replacement of Lucent Minicells and Microcells with Compact Modcells. This SOW covers the Services that are being offered as follows:

|_|      Installation and Integration of Compact Modcell BTS's

|_|      Removal of Minicell or Microcell BTS's

|_| Engineering, Installation & Integration Services to grow existing MSC's to accommodate new BTS Equipment

|_|      Project Management

2        INSTALLATION & INTEGRATION OF WIRELESS BASE STATION (CELL) EQUIPMENT

2.1      Elements of Work and Lucent Responsibilities

The Services described in this section are for the following Products only:
|_|      Modcell Compact 4.0

2.1.1    Installation and Integration of Modcell

Lucent will install Equipment - performing the assembly, wiring and testing tasks listed below in this section according to Lucent's prescribed procedures associated with the Product furnished on the order. Once the Equipment is installed, Lucent will integrate the Cell, in accordance with Lucent's prescribed procedures. Cell Integration verifies that the Cell can communicate with, and be maintained by, the Mobile Switching Center (MSC), and that mobile calls can be placed to and from the Cell.

2.1.1.1  Lucent Installation and Cell Integration Tasks

2.1.1.1.1         Method of Procedure (MOP)

|_| Lucent will prepare a detailed MOP document, which covers, but is not limited to, the following:

                               Lucent Confidential
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>>       Major work activities to be performed by Lucent
>>       CUSTOMER job-start responsibilities
>>       Job start and end dates, and daily work schedules
>>       Lucent and CUSTOMER contacts
>>       Delivery, storage and staging of Equipment
>> Detailed CUSTOMER and Lucent security, safety and service protection responsibilities and procedures
>> Transition documentation, covering the handoff of all deliverables and signifying the completion of the Service

|_| Lucent will obtain appropriate CUSTOMER signatures on the MOP document before installation begins.

2.1.1.1.2         Assembly and Cabling & Wiring

     |_| Support Equipment framework in the assigned location, per Equipment footprint.

     |_| Ground Equipment and associated framework, per grounding drawing or Lucent grounding standards.

     |_|  Insert and seat all circuit packs into Equipment shelves.

     |_|  Stamp and/or affix aisle, shelf and unit designations.

     |_| Connect all cables and wires - including DC power, T-1, RF jumper, ground, and alarm to new Compact BTS as required.

     |_| For Minicell sites, a power connection kit will be installed between the new Compact and existing Minicell power plant. (NOTE: This excludes any power plant upgrades or additions). Compacts replacing Microcells will be installed with integrated power.

     |_|  Verify integrity and continuity of cabling and wiring added.

     |_|  Dress and otherwise protect cabling and wiring.

2.1.1.1.3         Standalone Equipment Testing

     |_| Power up Equipment under normal power conditions and verify proper power-up.

     |_| Perform basic, standalone tests on the individual Equipment unit, per manufacturer's standard installation and test procedures.

     |_|  Resolve all troubles encountered with Lucent-provided Equipment.

     |_|  Notify CUSTOMER of any troubles with CUSTOMER-provided equipment.

     |_| All tests shall be "All Tests Passed" (ATP). (Testing specifically excludes unequipped slots and spares, which can be performed by Lucent for an additional charge.)

     |_|  Maintain test logs and trouble reports.

2.1.1.1.4         Cell Integration

Cell Site Integration is performed in accordance with the Equipment manufacturer's procedures. Following are typical functions that are performed.

|_|      Update ECP Translations per CUSTOMER's engineering

>>       Performed via Wireless Remote Integration Test Center (WRITC)
>>       Reuse of existing cell numbers is assumed
>>       Via remote database scripts
>>       Provide like for like ECP translation population on the Compact forms.
>>       De-grow data links and grow signal links
>>       Support connection to new Modcell
     o    Updating cell software to the appropriate release
     o    Diagnosing Modcell hardware

|_|      Test data links.
|_|      Integrate Cell.

                               Lucent Confidential
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>>       Establish data links and boot cell site.
>>       Download any necessary cell site software.

|_|      Perform Cell diagnostics.
>>       Test alarms.
>> Perform routine call-through tests. (NOTE: CUSTOMER is responsible for non-routing call through testing, such as 911 or special dialing features).

     |_| Resolve all troubles encountered with Lucent-provided Equipment. |_| Refer to CUSTOMER any troubles encountered with CUSTOMER-provided equipment.
     |_|  All tests shall be "All Tests Passed" (ATP).
     |_|  Maintain test logs and trouble reports.

2.1.1.1.5         Installation Job Completion

     |_| Remove from CUSTOMER site all tools and debris generated from the installation effort.
     |_| Provide CUSTOMER with all job documentation (e.g., job drawings, specifications), and inventoried Equipment spares and excess material (e.g., cables, fuses) (which will be left at the CUSTOMER site).
     |_|  Verify proper completion of installation and cell integration.
     |_|  Issue Completion Form to CUSTOMER.

2.1.1.2  Lucent Installation Deliverables

Lucent will provide the following:

     |_|  MOP
     |_| Equipment installed, tested, integrated and ready for CUSTOMER handover
     |_|  Job specification and other job documentation
     |_|  Installation and integration test records
     |_|  Inventoried CUSTOMER spares ordered with the Equipment
     |_| Excess CUSTOMER-ordered/owned material (e.g., cables, fuses) |_| Completion Form for CUSTOMER sign-off

2.2      CUSTOMER Responsibilities


Performance of this SOW is reliant upon CUSTOMER performing the following tasks:

|_| Provide complete site address and site type. Provide Lucent timely, unrestricted and confirmed accessibility to cell sites when required in support of the Project. This includes keys, access cards, combinations, access times, detailed directions to each site, and contact names for each site.
|_|      Obtain any required licenses or permits
|_|      Provide site specific information to Lucent that includes the following:
>>       Cell name/cascade
>>       Cell number/ECP id
>>       Switch name
>>       Cell configuration
>>       Transmit power settings
>>       Number of carriers
>>       Equipment type/location (rooftop, raw land, etc.)
>> Required site drawings (Construction Drawings - CD's) and specifications for each cell site

     |_| Provide swap out site-ready form one week prior to the date that the installation is scheduled
     |_|  Warehouse

                               Lucent Confidential
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     |_|  Sign off on Installation Method of Procedure (MOP) document.
     |_| Transportation from the FOB Point to the designated local warehouse within each market.
     |_|  Extraordinary transportation needed (see Assumptions).
     |_| Make available sufficient floor space required for Equipment staging, storage and installation.
     |_| Provide local CUSTOMER MSC support personnel during the swap out work to provide MSC assistance to Lucent as required.
     |_| Implement any necessary packet pipe assignment, 5ESS Cell Translations or and cross- connect changes.
     |_| Allow remote MSC access, log-ins, and permissions for Lucent Professional Services personnel and Lucent WRITC technicians.
     |_| Provide new RF jumpers and re-sweep new jumpers and antennae assembly. |_| Provide and coordinate scheduling of a licensed electrician for the connection of the AC to the BTS if required.
     |_| Run T1 cable (new cable if required) with enough slack to be punched down at BTS.
     |_| Provide on-site acceptance on a per-BTS site basis upon the successful completion of Lucent's responsibilities listed herein. If Customer does not state discrepancies per BTS within 48 hours of Lucent's completion at the cell site, the site will be deemed accepted by Customer.
     |_| If required, CUSTOMER will scan the bar code on all BTS Products (field replaceable units only) and organize the data for the purposes of maintaining site-specific historical information.
     |_| Provide Lucent with 24x7 access to Customer's warehousing facility to allow deliveries and pick up of Equipment, as applicable.

2.3      Assumptions


     |_| Lucent will arrange Local Transportation to deliver the Equipment to the cell site location or MSC as applicable. Local Transportation is defined as non-Extraordinary Transportation from the local warehouse to the designated cell site of a distance not to exceed fifty (50) statute miles. In the event that the required transportation distance exceeds 50 miles, CUSTOMER is responsible for obtaining the necessary transportation to deliver all Modcell Equipment to the designated cell site; and, in such event, CUSTOMER will not be entitled to any credit for the transportation cost that Lucent would have incurred for obtaining Local Transportation
     |_| Standard hauling and hoisting is included for site delivery. Extraordinary Transportation includes extraordinary means of transport such as 4-Wheel Drive vehicles, cranes, helicopters, airplanes, boats, or bulldozer, or building a new road to access the cell site are not included and are CUSTOMER's responsibility.
     |_| For Minicell sites, RF power will be set on the Compact at the equivalent levels of the Minicell on the night of the swap. CUSTOMER and Lucent will mutually agree upon method for setting equivalent RF power level on Compact prior to the start of the Projects. Any additional changes to RF Power are beyond this scope of work and are considered RF Optimization. For Microcell sites, CUSTOMER will need to provide power settings for Compact prior to night of swap since the Compacts will be three sector sites replacing one sector Microcells.
     |_|  All replacement BTS's will be ordered as 16w.
     |_| Any MSC tasks or switch translation requirements due to carrier-adds performed simultaneously with the Minicell/Microcell to Modcell swap are outside this SOW.

                               Lucent Confidential
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3        EQUIPMENT REMOVAL

3.1      Elements of Work and Lucent Responsibilities

The Services described in this SOW are for the following Products only:

     |_|  Lucent Minicells or Microcells Base Station Equipment

3.1.1.1  Description

     |_| Lucent Installation will install the Compacts while powering down the Minicell or Microcell. The Compact will replace Minicell or Microcell and will be placed in the same physical location. For the Microcells removed, Lucent will also remove the Microcell power and battery.
     |_| Lucent will disconnect and physically remove Lucent Minicell or Microcell Equipment from CUSTOMER's site
     |_| All Equipment removed will become the property of Lucent. Lucent thus will arrange for transportation, storage and disposition.

3.1.1.2  Equipment Removal Tasks

     |_| Lucent will prepare a detailed Method of Procedure (MOP) document, which covers, but is not limited to, the following:

>>       Major work activities to be performed by Lucent
>>       CUSTOMER job-start responsibilities
>>       Job start and end dates, and daily work schedules
>>       Lucent and CUSTOMER contacts
>> Detailed CUSTOMER and Lucent security, safety and service protection responsibilities and procedures
>> Transition documentation, covering the handoff of all deliverables and signifying the completion of the Service

     |_| Obtain appropriate CUSTOMER signatures on the MOP before the Equipment removal begins.
     |_|  Unbolt Equipment frames and cabinets and remove equipment.
     |_| Pack/crate equipment frames and cabinets in suitable material for shipment to designated location.
     |_| Remove from CUSTOMER site all tools and scrap material generated from Equipment removal effort.
     |_|  Verify proper completion of Equipment removal.
     |_|  Mark and return office drawings to Engineering.
     |_|  Provide CUSTOMER with all job documentation.
     |_|  Issue Job Completion Notice to CUSTOMER.

3.1.1.3  Equipment Removal Deliverables

Lucent will provide the following:

     |_|  MOP
     |_| Copies of office drawings and other job documentation, updated to reflect removed frames, Equipment and fusing
     |_|  Job Completion Notice

                               Lucent Confidential
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3.2      CUSTOMER Responsibilities


|_|      Sign off on MOP document.

3.3      Assumptions

|_| Lucent will handle removal of Equipment in conjunction with Lucent Special CUSTOMER Operations (SCO).

4 ENGINEERING, INSTALLATION & INTEGRATION OF WIRELESS MOBILE SWITCHING CENTER (MSC) EQUIPMENT

4.1      Description

Lucent will perform Engineering, Installation and Integration Services for MSC growth or changes (e.g. FMM changes) needed to accommodate cell site changes. These Services will be quoted and performed based on the current Contract. An additional SOW specific to these Services can be provided based on the specific requirements of each MSC.

5 PROJECT MANAGEMENT

Lucent will provide Project Management Services throughout the Project. Project Management includes the coordination, scheduling, tracking and controlling of a Project milestones and deliverables with project managers focused on individual components of the Project scope, schedule and budget. Lucent Project Managers will be responsible for tracking cell site deployment that includes Minicell or Microcell removal, Compact installation, and cell and switch integration. For the Project, the Project Manager will develop a site by site plan with the CUSTOMER.

Lucent Project Manager responsibilities will be mutually determined by both parties, based on CUSTOMER's needs and work schedule. In addition to managing the installation of Compact and removal of Minicells or Microcells, the Project Manager can perform as a delegate of CUSTOMER's Regional Implementation Manager. In this role, the Project Manager can represent the Regional Implementation Manager's interest in meetings and correspondence with all key contractors, Lucent and various CUSTOMER units. Following each meeting, the Project Manager will provide written and verbal communication concerning the Project status.

5.1      Project Management Role

The Project Manager will manage the overall deployment of the Project. Criteria in this area include:
|_|      Meeting performance standards
|_|      Being consistent in application
|_|      Achieving excellence in execution
|_|      Working for continuous improvement

5.2      Project Accountability

The Project Manager assumes accountability for success of the Project. The areas of accountability are:

|_|      Defining the Project details in accordance with the Project scope
|_|      Assembling and directing the Project team
|_|      Engaging support organizations
|_|      Identifying resource requirements
|_|      Serving as primary CUSTOMER liaison

                               Lucent Confidential
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|_|      Reporting Project status
|_|      Managing changes
|_|      Acquiring CUSTOMER's acceptance

5.3      Project Management Service Components

     |_| Project Control: Reporting and processes are defined to communicate status of the Project on a timely basis to the team and to identify variances and risks.

     |_| Change Control: Provides support that not only includes the management of changes per the contract, but also ongoing assessment and trending of changes.

     |_|  Management of Schedules and Reports:
>>       Master Project Schedule
>>       Schedule for key activities
>> Charts that reflect progress against plan weekly status reports, which could include Compact deployment and MSC
         Equipment deployment.

     |_| Contract Administration: Become familiar with the contract terms to understand planned deliverables:
>>       Provide claims management.
>>       Perform project administration.
>>       Provide records management.
>> Communicate contract requirements to members of the team so that each understands his responsibilities and addresses the proper objectives.

|_| Accounting/Controller Management: Analyze Lucent's billing to verify Product delivery and charges consistent with the Agreement.

6        GENERAL TERMS

6.1      Conditions

The following applies to all Services:

|_| CUSTOMER shall provide unrestricted 24X7 access (e.g., permissions, keys, access codes) to secured or guarded building and facilities. Provide access and space for delivery trucks and installation team (e.g., unloading space, building opening of adequate size, equipment, storage areas, elevators, loading dock, switch, power rooms).

|_| All work will be performed during normal business hours - 8 AM to 5 PM, local time, Monday through Friday. If any work is required outside of normal business hours, the schedule will be mutually agreed upon between Lucent and the CUSTOMER. Overtime rates will apply beyond an 8-hour schedule per day.

|_| All work is based on a standard 40-hour workweek at 8 hours per day, Monday through Friday, except Holidays. If any work is required outside of the normal workweek, the workweek will be redefined and the schedule mutually agreed upon between Lucent and the CUSTOMER. Weekend/Premium Rates will apply for work outside the standard workweek.

|_| Lucent reserves the right to determine which personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of CUSTOMER.
|_|      Lucent may use proprietary tools and software for providing this

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         Service. The stated price does not include the sale, licensing or transfer of such tools to CUSTOMER.
|_| CUSTOMER and Lucent will agree upon any deviation in procedures from what is specified in this SOW prior to Service being performed.
|_| Price includes allowance for normal travel and living within 50 miles of the job site. Additional travel and living expenses will be billed as incurred.
6.2      Change Management

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this SOW. Requests for additional work activities that are not described in this SOW, including CUSTOMER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any Services or deliverables, are subject to acceptance by Lucent and will entail additional charges to CUSTOMER. Certain matters may require a new quotation under a separate SOW. If Lucent agrees to perform additional work activities under a SOW, CUSTOMER shall execute a Services Change Order to confirm the schedule impact and Lucent's authorization to perform and bill for such work activities.

Additional charges apply if performance or completion of the Service is delayed for any reason attributable to CUSTOMER. In such cases, CUSTOMER agrees to authorize: (a) Lucent's billing for such work activities on a time and material basis at Lucent's then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

6.3      Service-Specific Acceptance

Lucent shall notify CUSTOMER upon completion of the Services. CUSTOMER shall have two days from the notice to notify Lucent that the Services do not conform to the requirements described in this SOW. Services shall be deemed accepted on the earliest of: (1) the passage of ten days with no notice of non-conformance;
(2) CUSTOMER's actual acceptance; or (3) CUSTOMER's use of the Services, the result of the Services or any deliverable, whether or not the use is revenue-generating.

7        PRICING SECTION

7.1      Pricing Notes

     |_|  All prices are in $US and do not include applicable taxes.

     |_| Lucent's pricing, as listed herein, is subject to change if the services are provided in support of a governmental contract or are otherwise subject to a Prevailing Wage Law. The term "Prevailing Wage Law" means the federal Davis-Bacon Act (Title 40 U.S. Code, chapter 3,
          Section 276(a)) or any similar federal, state or local law or regulation requiring that workers under certain contracts be paid the prevailing local wage for the classification of work in question. CUSTOMER further agrees that, if a Prevailing Wage Law is applicable, an adjustment to the pricing shall be made in proportion to the increased amounts Lucent is required to pay as a result of application of the Prevailing Wage Law. CUSTOMER agrees to execute Change Orders at Lucent's request to memorialize such pricing adjustment.

7.2      Pricing

     |_| Minicell or Microcell Migration to Compact Modcell - $6,825 per Base Station. This price is valid from the Effective Date of the Agreement through December 31, 2006. Lucent will invoice Customer upon completion of Service for each site.

                               Lucent Confidential
                           Attachment B - Page 10 of 10
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                                  ATTACHMENT C


                                STATEMENT OF WORK
                                       FOR
                           ADVANCED EXCHANGE SERVICES
                                        &
                      MULTI-VENDOR SUPPORT FOR SUN PRODUCTS









                               LUCENT CONFIDENTIAL
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                                Table of Contents

1    Introduction............................................................3

   1.1    TERM/DURATION......................................................3


2    Advanced Exchange Services..............................................3

   2.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES.......................3

     2.1.1     Description...................................................3

   2.2    CUSTOMER RESPONSIBILITIES..........................................4

   2.3    EXCLUSIONS.........................................................4

   2.4    ASSUMPTIONS........................................................4


3    Multi-vendor Maintenance for Sun-based Products.........................5

   3.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES.......................5

     3.1.1     Description...................................................5

   3.2    CUSTOMER RESPONSIBILITIES..........................................7

   3.3    EXCLUSIONS.........................................................8


4    General terms...........................................................8

   4.1    CONDITIONS.........................................................8

   4.2    CHANGE MANAGEMENT..................................................9

   4.3    ACCEPTANCE/WARRANTY................................................9


5    Maintenance Definitions................................................10

   5.1    RES DEFINITIONS...................................................10

   5.2    MVM SUN DEFINITIONS:..............................................11


6    Pricing Section........................................................11

   6.1    PRICING NOTES.....................................................11

   6.2    PRICING...........................................................12

     6.2.1     Repair & Exchange Services - Advanced Exchange Pricing.......12

     6.2.2     MVM SUN Pricing..............................................12


                               LUCENT CONFIDENTIAL
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1        INTRODUCTION

This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of various services ("Service" or "Services") by Lucent Technologies Inc. ("Lucent") for AIRGATE PCS ("CUSTOMER). Performance of the Services described in this SOW shall be governed by the non-conflicting terms of the Affiliate Agreement dated December 1, 2004, as amended from time to time between Lucent and Customer. In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail. No obligation to provide the Service described herein arises unless a Purchase Order for the Service, incorporating the terms of this SOW, has been placed by CUSTOMER and accepted by Lucent.

Lucent's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this SOW.

1.1      Term/Duration

This SOW shall be effective on January 1, 2005 and will continue in effect for a period of 4 years (`Term").

2        ADVANCED EXCHANGE SERVICES

2.1      Elements of Work and Lucent Responsibilities

2.1.1    Description

Advanced Exchange (AE) Service provides exchange of defective, Customer-owned, Lucent- manufactured and select non-Lucent hardware (Parts) for existing CUSTOMER's Equipment covered under this SOW. Advanced Exchange Services are priced and sold on a per-system basis. All Parts that make up the covered system will carry the same Coverage Period and Response Time. The Advanced Exchange Service provides for the exchange of Parts and does not include any accompanying technical or installation Services.

2.1.1.1  Next Day Advanced Exchange (AE-ND):

|_| Lucent will provide, upon receiving and accepting CUSTOMER's Assistance Request (AR), a replacement Part before receiving the reported defective Part from CUSTOMER. Lucent will arrange for the delivery of replacement Part(s) to CUSTOMER's equipment site within the Response Time and during the Coverage Period as specified in this SOW.

|_| Lucent will provide shipping instructions and pre-paid shipping labels for CUSTOMER's use for the purpose of returning the reported defective Part to Lucent.

|_| Lucent will provide Advanced Exchange Services during the next calendar day following a request for assistance as determined by the time zone of the equipment location during the Coverage Period of 12:00:01 AM Sunday through 11:59:59 PM Saturday, including holidays, provided that the AR is opened and accepted prior to 5:00 PM local time as determined by the time zone of the equipment location. Assistance Requests that are received and accepted after 5:00 PM will be considered received on the following day. Parts that require custom configuration or software installation will be shipped for delivery on the second business day following the AR.


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2.2      CUSTOMER Responsibilities
|_| CUSTOMER may direct Lucent to deliver Advanced Exchange material to a location other than the equipment site, provided CUSTOMER identifies the alternate ship-to location before the AR is accepted by Lucent. In such cases, Lucent will be excused from its Response obligation.

|_| Upon receiving the replacement Part, CUSTOMER will return the reported defective Part to Lucent within fourteen (14) calendar days. CUSTOMER will follow the shipping instructions for returning defective Parts to Lucent, and will use the return label that Lucent or its authorized logistics agent has provided. CUSTOMER's failure to follow the return instructions and/or use the provided return label will be treated by Lucent as an unreturned Part.

|_| CUSTOMER is responsible for including all relevant documentation with returned material including failure description, diagnostic test results, or some other indication suggesting that a Part was suspected to be faulty or in need of replacement, and a reference to Lucent's assigned AR number. Exchanged parts returned to Lucent without such accompanying documentation may be subject to additional charges for diagnostic testing.

|_| CUSTOMER is responsible for providing adequate packing material to protect against a reasonable risk of damage that would normally occur during shipping by common carrier. If CUSTOMER fails to return the reported defective Part to Lucent within fourteen (14) calendar days or returns material that was damaged in shipping due to improper packing, CUSTOMER agrees to pay Lucent full list price for the Advanced Exchange item(s) and US $500 per item in restocking fees.

2.3      Exclusions

The following items and conditions are excluded from RES:

     |_| Conditions in the Product or its Parts that existed prior to the Term of this SOW.

     |_| Defects or malfunctions caused by: (1) actions of non-Lucent personnel; (2) failure to follow the manufacturer's installation, operation, or maintenance instructions; (3) failure of Products not serviced by Lucent; (4) abuse, misuse, or negligent acts of non-Lucent personnel.

     |_| Defects or malfunctions that include: (1) modifications made by non-Lucent personnel; or (2) attachment of Products not supported by Lucent.

     |_| Passive and mounting hardware including, but not limited to, cables, cable assemblies, cords, brackets, bezels, face plates, adapters, panels, or labels.

     |_| Consumables including, but not limited to, fuses, batteries, air filters, or transformers.

     |_|  Documentation or software in all media forms.

2.4      Assumptions

     |_| Lucent will initiate a Part Request to be performed under the terms of this SOW, only after:

          o A Lucent technical support engineer determines a part to be suspected faulty, OR

          o CUSTOMER has successfully diagnosed and isolated a faulty part, AND

          o Lucent technical support engineer acknowledges CUSTOMER's analysis and identifies the suspected faulty Part identification number or code.

     |_|  A Part that has been labeled "No Trouble Found" by Lucent will not



                               LUCENT CONFIDENTIAL
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          have any components replaced and will not be physically or materially altered. "No Trouble Found" shall mean that Lucent has determined that a Part, which has been reported as defective, contains no faulty components and passes diagnostic testing

3        MULTI-VENDOR MAINTENANCE FOR SUN-BASED PRODUCTS

3.1      Elements of Work and Lucent Responsibilities

The Services described in this Section 3 are for the Sun Products incorporated into Lucent Products, and other Sun Products running software applications sold and/or supported by Lucent:

3.1.1    Description

Lucent's Multi-vendor Maintenance Service for Sun Products ("MVM SUN") provides the Maintenance Services listed below for the Sun Products incorporated into Lucent-supported Products and solutions installed at CUSTOMER's wireless network in the United States. MVM SUN Service consists of:

     |_| Hardware repair or replacement of all defective field replaceable units

     |_| On-site Dispatched Technician, if no remote solution is available, for hardware repair or replacement

     |_| Sun software updates and upgrades if and when available, and if CUSTOMER is entitled to the update and/or upgrade in accordance with Sun's software licensing and support policies

3.1.1.1  MVM SUN Response Time Objectives

Lucent will initiate an On-site Repair Request to be performed under the terms of this SOW only after Lucent acknowledges the CUSTOMER-initiated AR as described in this SOW and the following conditions are met: (1) a Lucent technical support engineer determines a part to be suspected faulty, OR (2) CUSTOMER has successfully diagnosed and isolated a faulty part, AND (3) a Lucent technical support engineer acknowledges CUSTOMER's analysis and identifies the suspected faulty part identification number or code.

Response time is defined as: The point in time from when Lucent requests a technician to be dispatched to CUSTOMER's site (On-site Repair Request) to the time of the technician's arrival at that site.

Response time objectives are as follows.

|_|      MVM SUN PLATINUM 24x7:

o        Severity 1 (System down/urgent) situations: 2-hour onsite response

o        Severity 2 (System impaired) situations: 4-hour onsite response

o Severity 3 (System operation normal): One business day or a later mutually convenient time

|_|      MVM SUN GOLD 24x7:

o        Severity 1 (System down/urgent) situations: 4-hour on-site response

o        Severity 2 (System impaired) situations: One business day response


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o        Severity 3 (System operation normal): mutually convenient time

Response time may be affected by weather or other circumstances not in Lucent's reasonable control. Response times above apply to systems located within a 30 mile (50 KM) radius of a local service office. Coverage for suburban and rural USA sites over 30 miles from a local service office is on a case-by-case basis. Please contact your Lucent Sales Representative for more details regarding availability.

NOTE:  Response Time Objectives do not apply to ARs submitted via Lucent.com.

3.1.1.2  On-site Dispatched Technician

If a problem cannot be resolved remotely, Lucent will send a technician to perform on-site troubleshooting, repair, and testing of the Sun Product at CUSTOMER's location to resolve equipment issues.

Lucent is responsible for the following activities:

     |_|  Verification of trouble description with CUSTOMER.

     |_|  Review of active alarms and equipment alarm history.

     |_| Diagnose reported trouble and alarms using available test equipment and tools.

     |_| For hardware failure of supported Product, dispatch technician to repair or replace the defective part and off-line test.

     |_| For non-supported equipment, refer trouble back to CUSTOMER for resolution.

3.1.1.3  Hardware FRU Repair or Replacement

Repair or replacement of the Sun Product FRU as part of MVM SUN Service will be available in accordance with the level of service selected. In some cases, Lucent may arrange for a courier to deliver the FRU to CUSTOMER's location. In such cases, Lucent may require CUSTOMER to attempt to replace the unit prior to Lucent dispatching a technician to CUSTOMER's location.

Lucent is responsible for the following activities:

     |_| Dispatch and monitoring of on-site repair technician (if no remote remedy is available)

     |_|  On-site repair of contracted Sun Product hardware.

     |_| Provide Sun Product FRU(s) as required to restore the unit to original operating condition.

     |_|  Technician removal of defective FRU(s) for repair.

     |_|  Provide all mandatory hardware field changes.

3.1.1.3.1         Hardware Repair Notes:

Lucent repair technician will provide Services to support replacement of defective non-Sun cards that have been integrated into the following Lucent solutions: OMP FX, LTDU, IN MAS, Packet IN/AHE and eCS LE. CUSTOMER is responsible for maintaining, providing and replacing these spare replacement cards.

Lucent repair technician will provide and replace defective non-Sun spares for other non-Sun hardware included with Lucent IWF/PCF solutions.

For all other non-Sun FRUs not covered under this SOW, standard Lucent Repair & Exchange Services (RES) are available.


                               LUCENT CONFIDENTIAL
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Sun hardware repair or replacement availability is dependent upon the availability of spares from the manufacturer.

All failed FRUs replaced by Lucent become the property of Lucent or its representatives.

3.2      CUSTOMER Responsibilities

CUSTOMER must process requests for support for SUN Products through Sprint NTAC. Sprint NTAC will then initiate AR to Lucent to obtain support.

     |_| Provide a serial number, site ID or contract number when requesting Service.

     |_| Provide the proper environment and electrical and telecommunications connections as specified by Lucent.

     |_| Provide remote access to the Products to enable Lucent or its representatives to perform remote technical support.

     |_| Maintain a procedure external to the software programs and host computer for reconstruction of lost or altered files, data, or programs. Lucent will make reasonable efforts to permit data to be saved/retrievable when feasible; however, Lucent will not be responsible for the cost of reconstructing data stored on disk files, tapes, memories, etc. lost during the performance of MVM SUN Service.

     |_| Removal of the defective hardware from active service and mounting rack as required for troubleshooting and repair.

     |_| Ensure that authorized staff for Operation and Maintenance is available during the entire support/repair period to provide Lucent or its contractor with information (e.g., model, serial number, current failure symptoms, local procedures and requirements, etc.) upon request so that Lucent can provide CUSTOMER with proper support.

     |_| Maintain software where any modifications made are approved by Lucent. This includes updates from manufactures of third party software that have not been validated by Lucent.

     |_| Follow all of Lucent's installation, operation, software and maintenance instructions.

     |_| Provide the proper environment and electrical and telecommunications connections as specified by Lucent.

     |_| Provide access to the defective Products to enable Lucent technicians or contractors to perform maintenance, and provide adequate workspace, lighting, and power as required to perform troubleshooting and repairs.

     |_| Provide adequate communications facilities, workspace and storage space for Lucent spare parts, if required by Lucent or their contractors.

     |_| Reinstallation of the repaired Sun Product or EDU into the mounting rack as required, software restoral and testing, and re-initialization of the component(s) for use.

     In addition, CUSTOMER is responsible for maintaining the Product as follows:

     |_| Installing all software Product updates within a reasonable time, not to exceed sixty (60) days from the date of availability.

     |_| Following all Lucent's and relevant third party software manufacturer's applicable installation, operation, administration, and maintenance instructions.

     |_|  Installing most recent Class A changes.

     |_| Maintaining associated solution/platform components at current software release.

                               LUCENT CONFIDENTIAL
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3.3      Exclusions

The following exclusions apply to MVM SUN Service under this SOW:

|_| The following conditions are not covered under the MVM SUN Service under this SOW if a Lucent Technologies technician or their representative is asked to:

     o    Remain on CUSTOMER's site after resolution of a problem.

     o    Respond and provide support for equipment moves or changes.

     o Provision or install hardware upgrades or reprogram to add additional capabilities or functionality to the Products covered under this SOW.

|_| Repair for damages or malfunctions caused by: (1) actions of non-Lucent or non-Lucent contracted personnel or the attachment of Products not supported by Lucent; (2) failure to follow manufacturer's installation, operation, or maintenance instructions, including CUSTOMER's failure to permit Lucent timely remote access to their Product; (3) failure of Products not serviced by Lucent or Lucent's contractors; (4) abuse, misuse, or negligent acts of non-Lucent authorized personnel (5) repair to Products if CUSTOMER or CUSTOMER-authorized party modified the Product in any manner.

|_| Consumables, including but not limited to cables/cable assemblies, cords, brackets, fan/fan assemblies, firmware, bezels, rack mounting and other hardware kits, fuses, batteries, handles, filters, transformers, face plates, adapters, blank panels, labels, other accessories, technical documentation or other media are not covered MVM SUN Service.

In addition, the following items and conditions are excluded from MVM SUN Service under this SOW:

|_| Repair for defects or malfunctions caused by: (1) actions of non-Lucent personnel; (2) failure to follow the manufacturer's installation, operation, or maintenance instructions; (3) failure of Products not serviced by Lucent; (4) abuse, misuse, or negligent acts of non-Lucent personnel.

|_| Repair for defects or malfunctions for any Part that includes: (1) modifications made by non-Lucent or Lucent-assigned personnel; or (2) the attachment of Products not supported by Lucent

4        GENERAL TERMS

The following terms apply to all Services.

4.1      Conditions

|_| Upon Customer acceptance of this SOW and receipt of a Purchase Order, Lucent will provide CUSTOMER with a "Welcome Letter" that will include contact information for obtaining support.

|_| Sprint PCS must maintain a contract with Lucent for Remote Technical Support Services for each system that is consistent with the Term and Coverage Period of this SOW.

|_| No less than forty-five (45) days prior to the effective date of this SOW, CUSTOMER will provide to Lucent on Lucent's Service Start Form the following Product detail for each Product to be supported:

                               LUCENT CONFIDENTIAL
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o        Lucent assigned Product identification
o        Product description
o        Product serial number
o        Product address (equipment site)
o        Product configuration (Parts listing)
o        Lucent assigned Part identification
o        Part serial number

|_| It is required that CUSTOMER provide the Lucent Account Manager with a complete listing of all Products to be covered under this Service in accordance with the service start-up requirements to properly establish service entitlement.

|_| CUSTOMER agrees to provide a blanket Purchase Order to Lucent as payment authorization for unreturned defective Parts or other charges as specified in this SOW.

|_| Lucent reserves the right to determine which personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of CUSTOMER. If Lucent personnel are present on CUSTOMER's premises, those Lucent personnel shall respect CUSTOMER's on site conditions.

|_| Lucent may use proprietary tools and software for providing this Service. The stated price does not include the sale, licensing or transfer of such tools to CUSTOMER.

|_| All work will be performed during normal business hours - 8 AM to 5 PM, local time, Monday through Friday, excluding Lucent holidays - unless different working hours/schedule have been specified elsewhere in the SOW.

4.2      Change Management

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this SOW. Requests for additional work activities that are not described in this SOW, including CUSTOMER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any Services or deliverables, are subject to acceptance by Lucent and will entail additional charges to CUSTOMER. Certain matters may require a new quotation under a separate Statement of Work. If Lucent agrees to perform additional work activities under a SOW, CUSTOMER shall execute a Change Order in accordance with Lucent's Change Management Process to confirm the schedule impact and Lucent's authorization to perform and bill for such work activities.

Additional charges may apply if performance or completion of the Service is delayed for any reason attributable to CUSTOMER. In such cases, CUSTOMER agrees to authorize: (a) Lucent's billing for such work activities on a time and material basis at Lucent's then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

4.3      Acceptance/Warranty

CUSTOMER's acceptance of Services shall be deemed to occur as Services are performed. Lucent warrants that at the time of Performance, Services will be performed in a workmanlike manner and in accordance with good industry practice in the community in which Services are performed. If Services performed by Lucent prove not to have been so performed, and if CUSTOMER notifies Lucent to that effect within 30 calendar days commencing on the date of the performance of the Service giving rise to the claim, Lucent, at its option, either will correct all confirmed defects or deficiencies in the performance of the Services or render a pro-rated credit for the defective or non-conforming portion of the Services based upon the original change for the Services.

                               LUCENT CONFIDENTIAL
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5        MAINTENANCE DEFINITIONS

     |_| "Coverage Period" shall mean the times of day and the days of the week during which Maintenance Services will be provided.

     |_| "Assistance Request" or "AR" shall mean a customer-initiated request for Maintenance Services to be performed. An AR will be considered valid when Lucent acknowledges the request for assistance and confirms receipt by providing CUSTOMER with an AR tracking number also known as call number or ticket number. An AR may be initiated by CUSTOMER by telephone through the Lucent designated technical support number(s) identified in this Agreement or through the Lucent.com Web site ("Lucent.com"): http://www.lucent.com/support. Lucent.com should not be used to initiate an AR when urgent assistance is needed. Requests for assistance opened through Lucent.com are exempt from all Response requirements as defined in this SOW.

     |_| "Software" shall mean intangible Information in object code form constituting one or more computer or apparatus programs and the informational content of such programs, together with any Documentation supplied in conjunction with and supplementing such programs, the foregoing being provided to CUSTOMER by way of electronic transmission or by being fixed in Media furnished to CUSTOMER.

5.1      RES Definitions

     |_| "Response Time" shall mean the elapsed time during the Coverage Period from when Lucent determines that a Part is suspected faulty until the
          Part is delivered to CUSTOMER or until an attempt is made to deliver the Part per CUSTOMER's instructions.

     |_| "Part", also referred to as a "Field Replaceable Unit" or "FRU", shall mean the Product assembly or subassembly that can reasonably be removed from service and/or installed without the use of uncommon tools and/or methods. Lucent shall have sole authority for defining the composition of Parts to be exchanged or repaired. Each type of Part will be assigned an identifier to distinguish it for a particular function or purpose. This Part identifier will be used in communication between CUSTOMER and Lucent when discussing Part(s) to be repaired or exchanged. All exchanged Parts will be like-for-like, except where Lucent determines that a replacement Part of a different type is fully compatible with the Form, Fit, and Function of the defective unit being replaced. Each Part will also have an assigned serial number to uniquely identify and distinguish it from other Parts of similar type. CUSTOMER must always provide the Part reported as suspected faulty and requested for exchange.

     |_| "Repair" shall mean the diagnosis and replacement or reconfiguration of components necessary to restore Part(s) to their original published operating specifications. Repair may include, at Lucent's sole discretion, the replacement of the entire Part with a like-for-like Part. Replacement Products and components may be new, remanufactured, refurbished, or used and certified as meeting like-new operating standards. Any removed Products and components will become the property of Lucent.

     |_| "Part Request" or "PR" shall mean that Lucent has authorized a Part to be repaired or exchanged according to the terms of this Agreement. A Part Request record is created after an Assistance Request is created. Each Assistance Request may have more than one Part Request associated with it.

     |_| "Fit" means the suitability or readiness of a Product for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability and installability.

                               LUCENT CONFIDENTIAL
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     |_|  "Form" means the weight, density, chemical or Product composition, size, shape, structure, appearance, protocol, pattern, composition, configuration and marking/identification of Product and software.

     |_| "Function" means the set of features that the Product has been designed for use, in accordance with its Specifications.

5.2      MVM SUN Definitions:

|_| FRU: Field Replaceable Unit. FRUs are components that are identified by Sun Microsystems as items that can be removed and replaced at CUSTOMER's location. FRUs include, but are not limited to, disk drives, power supplies, and cards contained within the Product chassis.

|_|      EDU: External Disk Unit.

6        PRICING SECTION

6.1      Pricing Notes

|_| All prices are in $US and do not include applicable taxes. Unit prices shown include all applicable discounts and no additional discounts are provided.

|_| Quarterly payment is due in advance of performing services. Each quarterly payment amount is 1/4 of the annual payment for the applicable year. A purchase order for the annual amount based on Out of Warranty equipment is due by December 31 for coverage in the following calendar year. The first Purchase Order is due no later than December 30, 2004.

|_| Pricing is only valid based on a 4-year term CUSTOMER commitment to purchase service. If this commitment is not met, a recovery fee of 20% of the estimated value of the remaining term will apply.

|_| If CUSTOMER purchases additional products of the same type for which RES is in effect or additional license capacity during the Term, CUSTOMER will pay the pro-rated maintenance fees in advance of coverage at the standard rate stated below for the additional products or license capacity based on the number of months remaining in the Term, starting on the dates on which the new products were put into service.

|_| If CUSTOMER purchases additional products of the same type, at the same location(s) for which MVM SUN is in effect or additional capacity during the Term, CUSTOMER will pay the pro-rated maintenance fees at the standard rate for the additional products or capacity based on the number of months remaining in the Term.

|_| The Maintenance Services pricing is exclusive of and does not include charges for any integration services, custom modifications, and installation of any software.

|_| CUSTOMER must purchase RES coverage for all products in its network of the types for which RES is in effect under this SOW.

                               LUCENT CONFIDENTIAL
                           Attachment C - Page 11 of 12

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                                               Bell Labs Innovations
--------------------------------------------------------------------------------


6.2      Pricing

6.2.1    Repair & Exchange Services - Advanced Exchange Pricing

RES-AE Pricing and Coverage is based on the Unit Prices per year listed below. The actual total price for each year may vary, based on the quantities of each unit Out of Warranty. The Unit Price, however, will not change through the term of this Agreement. If additional network elements are added to Customer's network in the future and prices are not listed below, then unit pricing will be established prior to the calendar year in which the network element goes out of warranty. For example, if Customer adds OIU or CM3 to their network, in the quote for the calendar year in which those network elements go out of warranty, Lucent will notify Customer of the price of RES-AE for that network element. Lucent will include that price in the Maintenance quote for that calendar year.


   --------------------------------------------------------------------------------------------------------
                                                                                                     Annual
                                                                                                     Unit
                            Wireless System                                   Unit                   Price
   --------------------------------------------------------------------------------------------------------
   3B21D                                                                      Each               $3,375.00
   --------------------------------------------------------------------------------------------------------
   Interprocessor Message Switch (IMS)                                        Each               $2,700.00
   --------------------------------------------------------------------------------------------------------
   Interprocessor Message Switch (IMS) "K-2" Cabinet                      Each Cabinet           $2,700.00
   --------------------------------------------------------------------------------------------------------
   Data Link Interface (DLI)                                                  Each                 $675.00
   --------------------------------------------------------------------------------------------------------
   Administrative Module (AM)                                                 Each                 $337.50
   --------------------------------------------------------------------------------------------------------
   Communications Module (CM2)                                                Each                 $337.50
   --------------------------------------------------------------------------------------------------------
   Switch Module (SM-2000)                                                    Each                 $337.50
   --------------------------------------------------------------------------------------------------------
   Flexent(TM) Application Processor (GNP-AP)                                 Each                 $675.00
   --------------------------------------------------------------------------------------------------------
   Flexent(TM) Mobility Manager Application Processor (MM-AP)                Each System         $1,350.00
   --------------------------------------------------------------------------------------------------------
   [PCS] Flexent(TM) CDMA PCS Modular Cell 1.0 (ID/OD)                       Base Config           $675.00
   --------------------------------------------------------------------------------------------------------
   [PCS] Flexent(TM) CDMA PCS Modular Cell 2.0 (ID/OD)                       Base Config           $810.00
   --------------------------------------------------------------------------------------------------------
   [PCS] Flexent(TM) CDMA PCS Modular Cell 4.0 (ID/OD)                       Base Config         $1,350.00
   --------------------------------------------------------------------------------------------------------
   [PCS] PCS CDMA Minicell Primary Cabinet                                    Each                 $202.00
   --------------------------------------------------------------------------------------------------------
   [PCS] Flexent(TM) CDMA PCS
   Compact Modular Cell 4.0 (ID/OD)                                           Each                 $810.00
   --------------------------------------------------------------------------------------------------------


6.2.2    MVM SUN Pricing

   -------------------------------------------------------------------------------------------
               Service - Option                Annual Unit        Product        Ordering
                                                Price ($)                      Instructions
   -------------------------------------------------------------------------------------------
             MVM SUN PLATINUM 24x7                $4,785        OMP-FX, per     300710282
                                                                   year
   -------------------------------------------------------------------------------------------
                                                                    PCF
               MVM SUN GOLD 24x7                  $5,406          Server,       300709888
                                                                 per year
   -------------------------------------------------------------------------------------------


                               LUCENT CONFIDENTIAL
                           Attachment C - Page 12 of 12

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------




                                  ATTACHMENT D


                                STATEMENT OF WORK
                                       For
                    Customer Technical Advocate (CTA) Support







                               LUCENT CONFIDENTIAL
                           Attachment D - Page 1 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------



                                Table of Contents

1    Introduction............................................................3

   1.1    TERM/DURATION......................................................3

2    Customer Technical Advocate Support.....................................3

   2.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES.......................3
   2.2    CUSTOMER RESPONSIBILITIES..........................................3
   2.3    EXCLUSIONS.........................................................4
   2.4    ASSUMPTIONS........................................................4

3    General terms...........................................................5

   3.1    CONDITIONS.........................................................5
   3.2    CHANGE MANAGEMENT..................................................5

4    Pricing Section.........................................................5

   4.1    PRICING NOTES......................................................5
   4.2    PRICING............................................................6



                               LUCENT CONFIDENTIAL
                           Attachment D - Page 2 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


1        INTRODUCTION

This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of various services ("Service" or "Services") by Lucent Technologies Inc. ("Lucent") for AIRGATE PCS ("CUSTOMER). Performance of the Services described in this SOW shall be governed by the non-conflicting terms of the Affiliate Agreement dated December 1, 2004, as amended from time to time between Lucent and Customer. In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail. No obligation to provide the Service described herein arises unless a Purchase Order for the Service, incorporating the terms of this SOW, has been placed by CUSTOMER and accepted by Lucent.

Lucent's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this SOW.

1.1      Term/Duration

This SOW shall be effective on January 1, 2005 and shall continue in effect for Four (4) Years

 2 CUSTOMER TECHNICAL ADVOCATE SUPPORT

 2.1 Elements of Work and Lucent Responsibilities

Provide primary technical interface for customer regarding technical consultation, and issue escalation. This scope of work covers Customer Technical Advocate (CTA) support for CUSTOMER's wireless network in the U.S.

Lucent Tasks

     |_| Act as primary customer technical liaison to CUSTOMER for facilitation of technical issues on their wireless network

     |_| Provide technical escalations as required to facilitate problem resolution of AR trouble tickets (AR's are provided through Sprint under the existing maintenance agreement between Lucent and Sprint PCS.)

     |_|  Facilitate technical issues within Lucent organizations

     |_|  Assist with data collection and analysis to enable quicker resolution

     |_| Provide consulting to CUSTOMER on technical issues for current and planned products

     |_| Provide requested feature descriptions including interactions with other features

     |_|  Research CUSTOMER requests on hardware and software configurations

     |_|  Research CUSTOMER requests on system capacity and engineering issues

     |_|  Research CUSTOMER questions on call processing issues

     |_| Provide support to resolve technical problems that occur in Lucent supplied products due to multi-vendor system growth or call processing issues

     |_|  Track usage of hours for CTA Support to CUSTOMER

2.2      CUSTOMER Responsibilities

     |_| Provide experienced technical person(s) as required in support of the CTA resources

     |_|  Software upgrade and retrofits to be performed by CUSTOMER personnel

     |_| Database updates and translation work for feature implementation and testing

                               LUCENT CONFIDENTIAL
                           Attachment D - Page 3 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


     |_| Provide Lucent with access to CUSTOMER network and systems to pull reports, output messages and configuration information

2.3      Exclusions

     |_|  Installation of Software upgrade and retrofits

     |_|  On-site technical support

     |_|  Hardware maintenance.

     |_|  Trial support

     |_| Support does not replace trouble resolution normally supported by Lucent's AR ticket process.

     |_| Work external to the Services covered under this statement of work including software or work to repair to any hardware associated with the system in which the covered software operates.

     |_| Specification changes or services in connection with relocation of software,

     |_| Service, which is necessitated because of changes, not authorized by Lucent in the designated processor, hardware configuration, covered software, or environment in which covered software operates.

     |_| Modification or replacement of covered software, repairs, or increase in service time caused by:

          >> Causes external to covered software such as failure to provide suitable operating environment.

          >> Acts of God, such as lightning, fire, flood, etc.

          >> Actions of third parties or other events outside of Lucent's control.

          >> CUSTOMER's use of covered software or the system on which it operates not in accordance with specifications, operating instructions, or license.

          >> CUSTOMER's failure to adequately train its personnel.

          >> CUSTOMER's failure to properly maintain or backup covered software or the system.

          >> Abuse or neglect of covered software or system. >> Modification, relocation or repair by other than Lucent.

          >> Failure of customer to apply previously available modifications or corrections offered by Lucent.

          >> Use of covered software in combination with other software, which is not in Lucent's specifications or approved in writing by Lucent.

     |_|  Support of anything other than the covered software.

Requests for performance of excluded Services (or for additional work activities that are not included in this SOW, including CUSTOMER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any Services or deliverables) are subject to acceptance by Lucent and will entail additional charges to CUSTOMER. Certain matters may require new quotation under a separate SOW. If Lucent agrees to perform additional work activities under this SOW, CUSTOMER shall execute a Change Order in accordance with Lucent's Change Control Process. Unless the Change Order reflects another specifically agreed price, additional work activities will be performed at Lucent's then standard rate.



2.4      Assumptions

     |_| Service is performed remotely with dial-up permissions from the CUSTOMER.

                               LUCENT CONFIDENTIAL
                           Attachment D - Page 4 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


3        GENERAL TERMS

3.1      Conditions

     |_| Upon Customer acceptance of this SOW and receipt of a Purchase Order, Lucent will provide CUSTOMER with a "Welcome Letter" that will include contact information for obtaining support.

     |_| Lucent reserves the right to determine which personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of CUSTOMER.

     |_| Lucent may use proprietary tools and software for providing this Service. The stated price does not include the sale, licensing or transfer of such tools to CUSTOMER.

     |_| All work will be performed during normal business hours - 8 AM to 5 PM, local time, Monday through Friday, excluding weekends and Lucent holidays.

3.2      Change Management

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this document. Requests for additional work activities that are not described in this document, including CUSTOMER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any Services or deliverables, are subject to acceptance by Lucent and will entail additional charges to CUSTOMER. Certain matters may require a new quotation under a separate SOW. If Lucent agrees to perform additional work activities under a SOW, CUSTOMER shall execute a Change Order in accordance with Lucent's Change Management Process to confirm the schedule impact and Lucent's authorization to perform and bill for such work activities.

Additional charges apply if performance or completion of the Service is delayed for any reason attributable to CUSTOMER. In such cases, CUSTOMER agrees to authorize: (a) Lucent's billing for such work activities on a time and material basis at Lucent's then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

4        PRICING SECTION

4.1      Pricing Notes

     |_| Annual fee is due in advance of performing Service. Customer must submit a Purchase Order by December 31 for support in the following calendar year.

     |_| Pricing is only valid based on a 4-year term CUSTOMER commitment to purchase Service. If this commitment is not met, a recovery fee of 20% of the estimated value of the remaining term will apply.

     |_| Upon expiration of hours used by CUSTOMER in a given year, CUSTOMER will have the option to purchase an additional 100 hours of support at the same price listed below. However, any unused hours in a given year will not be rolled-over to the following year.

                               LUCENT CONFIDENTIAL
                           Attachment D - Page 5 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


4.2      Pricing

---------------------------------------------------------------------------------------------------------
               Service                     Price ($)         Total Hours of     Ordering Instructions
                                                                support
---------------------------------------------------------------------------------------------------------
    Jan 1, 2005 thru Dec 31, 2005           $25,000               100                 300273794
---------------------------------------------------------------------------------------------------------
    Jan 1, 2006 thru Dec 31, 2006           $25,000               100                 300273794
---------------------------------------------------------------------------------------------------------
    Jan 1, 2007 thru Dec 31, 2007           $25,000               100                 300273794
---------------------------------------------------------------------------------------------------------
    Jan 1, 2008 thru Dec 31, 2008           $25,000               100                 300273794
---------------------------------------------------------------------------------------------------------


                               LUCENT CONFIDENTIAL
                           Attachment D - Page 6 of 6

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------



                                  ATTACHMENT E

                                STATEMENT OF WORK
                                       FOR
                         Installation of New Modcells &
                                Carrier Additions









                               LUCENT CONFIDENTIAL
                           Attachment E - Page 1 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


                                Table of Contents

1    Introduction.............................................................3


2    Bolt-Down,  Commissioning,  Integration and Local  Transportation
     of Base Station (Cell) Equipment that is Mounted on a
     Horizontal Surface (e.g., Floor, Concrete Pad, Rooftop)..................3

   2.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES........................3
   2.2    CUSTOMER RESPONSIBILITIES...........................................5
     2.2.1     Bolt-Down......................................................5
     2.2.2     Commissioning..................................................6
     2.2.3     Cell Integration...............................................6

3    Commissioning, Integration and Local Transportation of an additional carrier to an existing modcell cabinet  ................................ 7

   3.1    ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES........................7
   3.2    CUSTOMER RESPONSIBILITIES...........................................8

4    General terms............................................................8

   4.1    CUSTOMER RESPONSIBILITIES...........................................8
   4.2    SERVICE-SPECIFIC ACCEPTANCE.........................................8
   4.3    SCHEDULE / TIMELINE.................................................9
   4.4    ADDITIONAL TERMS....................................................9
   4.5    MATERIAL RECEIPT....................................................9
   4.6    CHANGE MANAGEMENT...................................................9

5    Pricing Section.........................................................10

   5.1    PRICING NOTES......................................................10
   5.2    PRICING............................................................10



                               LUCENT CONFIDENTIAL
                           Attachment E - Page 2 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

1        INTRODUCTION


This Statement of Work (SOW) describes the deliverables, parties' respective responsibilities and other conditions applicable for the provision of various services ("Service" or "Services") by Lucent Technologies Inc. ("Lucent") for AIRGATE PCS ("CUSTOMER). Performance of the Services described in this SOW shall be governed by the non-conflicting terms of the Affiliate Agreement dated December 1, 2004, as amended from time to time between Lucent and Customer. In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail. No obligation to provide the Service described herein arises unless a Purchase Order for the Service, incorporating the terms of this SOW, has been placed by CUSTOMER and accepted by Lucent.

Lucent's performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this SOW.

2 BOLT-DOWN, COMMISSIONING, INTEGRATION AND LOCAL TRANSPORTATION OF BASE STATION
(CELL) EQUIPMENT THAT IS MOUNTED ON A HORIZONTAL SURFACE (E.G., FLOOR, CONCRETE PAD, ROOFTOP)

2.1      Elements of Work and Lucent Responsibilities

The services described in this section are for the following Products only:

|_|      Modcell Base Station (Includes Modcell 1.0/2.0/4.0 and Compact)

2.1.1.1  Description

Lucent will install Equipment - performing the assembly, wiring and testing tasks listed below in this section according to Lucent's and/or the third-party manufacturer's prescribed procedures associated with the Product furnished on the order. The actual work operations for any given installation job is dependent on the specific Equipment being installed and the location and configuration of CUSTOMER's site. Once the Equipment is installed, Lucent will integrate the Cell, in accordance with the Equipment manufacturer's procedures. Cell Integration verifies that the Cell can communicate with, and be maintained by, the Mobile Switching Center (MSC), and that mobile calls can be placed to and from the Cell.

2.1.1.1.1         Method of Procedure (MOP)

|_| Lucent will prepare a detailed MOP document, which covers, but is not limited to, the following:

          >>   Major work activities to be performed by Lucent

          >>   CUSTOMER job-start responsibilities

          >>   Job start and end dates, and daily work schedules

          >>   Lucent and CUSTOMER contacts

          >>   Delivery, storage and staging of Equipment

          >> Detailed CUSTOMER and Lucent security, safety and service protection responsibilities and procedures


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 3 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

          >> Transition documentation, covering the handoff of all deliverables and signifying the completion of the service

          |_| Lucent will obtain appropriate CUSTOMER signatures on the MOP document before installation begins.

2.1.1.2  Bolt-Down

          |_|  Provide all tools and test Equipment required for installation.

          |_| Mount the cell site Equipment cabinets onto the pad, bolt the cell site Equipment cabinets to anchors, place batteries in trays and mount the antenna cable cover assemblies.

          |_| Remove any debris or refuse from the System Element Location resulting from BTS installation.

2.1.1.3  Cabling & Wiring

          |_| Ground Equipment and associated framework, per grounding drawing or Lucent grounding standards.

          |_| Connect cables and wires between the RF cabinet and the power & battery cabinets (inter-cabinet connections).

          |_|  Verify integrity and continuity of cabling and wiring added.

          |_|  Connect T1 and alarm cables to installed Equipment.

          |_|  Dress and otherwise protect cabling and wiring.

2.1.1.4  Standalone Equipment Testing

          |_| Power up Equipment under normal power conditions and verify proper power-up.

          |_| Perform basic, standalone tests on the individual Equipment unit, per manufacturer's standard installation and test procedures.

          |_|  Resolve all troubles encountered with Lucent-provided Equipment.

          |_|  Notify CUSTOMER of any troubles with CUSTOMER-provided equipment.

          |_| All tests shall be "All Tests Passed" (ATP). (Testing specifically excludes unequipped slots and spares, which can be performed by Lucent for an additional charge.)

          |_|  Maintain test logs and trouble reports.

2.1.1.5  Commissioning

          |_| Provide Commissioning teams once (5) or more Cell Site Cabinets, or carriers, in a PCS System are ready for Commissioning or as negotiated on a local basis.

          |_| Provide tools and test Equipment to Commission the cell the cell Site Cabinet.

          |_| Upon Lucent's receipt and acknowledgment of the BTS Construction Site Ready For Acceptance Check List, Lucent will execute the Commissioning tests in accordance with (i), the tests as set forth in [Handbook Section 222] BTS Commissioning Form and (ii), Project Intervals. CUSTOMER shall be notified reasonably in advance of the commencement of Commissioning.

          |_| Install and connect all batteries and circuit packs delivered to the BTS System Element Location.

          |_| Provide, place and terminate all RF cables from (i) the BTS to the ACCA, (ii) ACCA to the antenna cables(s), and (iii) from the BTS to the GPS, including all clamps, connectors, etc.


2.1.1.6  Cell Integration

Cell Site Integration is performed in accordance with the Lucent's procedures (IH Section 222). Following are typical functions that are performed; however, note that specific tests may vary according to individual Product requirements.


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 4 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


|_|      Test data links

|_|      Download Customer provided Cell Translations

|_|      Integrate Cell
>>       Establish data links and boot cell site.
>>       Download any necessary cell site software.

|_|      Perform Cell diagnostics
>>       Test alarms
>> Perform call-through tests (with the exception of special dial features & E911)

|_| Resolve all troubles encountered with Lucent-provided Equipment

|_| Refer to CUSTOMER any troubles encountered with CUSTOMER-provided Equipment

 |_| All tests shall be "All Tests Passed" (ATP)

 |_| Maintain test logs and trouble reports

2.1.1.7 Installation Job Completion

          |_| Remove from CUSTOMER site all tools and debris generated from the installation effort.

          |_|  Mark and return office drawings to Engineering.

          |_| Provide CUSTOMER with all job documentation (e.g., job drawings, specifications), test records, and inventoried Equipment spares and excess material (e.g., cables, fuses) (which will be left at the CUSTOMER site).

          |_|  Verify proper completion of installation and cell integration.

          |_|  Issue Job Completion Notice to CUSTOMER.

2.1.1.8  Installation Deliverables

Lucent will provide the following:

|_|      MOP
|_|      Equipment installed, tested, integrated and ready for CUSTOMER handover
|_|      Job specification and other job documentation
|_|      Installation and integration test records
|_|      Excess CUSTOMER-ordered/owned material (e.g., cables, fuses)
|_|      Job Completion Notice for CUSTOMER sign-off

2.2      CUSTOMER Responsibilities

2.2.1    Bolt-Down

|_|      Provide Material as Follows:

>> BTS Isolation Pad / I-Beams

>> Ice bridge (where appropriate)

>> AC Power Cables from PPC and Connectors

>> Coax Jumper Cables and Connectors

>> GPS Antenna Coax and Connectors in accordance with doc # 401-660-128 `BTS CDMA Reference Frequency Timing Generator and Antenna System Description Operation Installation & Maintenance'.

>> GPS Antenna Mounts

>> T1, TELCO, & Alarm Cables

>> Commercial AC Wiring

>> Wire Raceways


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 5 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

>> Electrical and RF Cables Conduit

>> Cable Entry Systems (may choose from the following)

>> ROX Block System

>> Seal Tight Conduit and Locking Collars

>> Cord Connectors

|_| Furnish all anchors, external mounting hardware, and all other material necessary for positioning and securing and final bolt-down of the BTS.

|_| Engineer the placement of the BTS, Global Positioning Satellite (GPS) antenna and antenna cable cover and ice bridge assemblies. CUSTOMER will also validate the reception of the GPS antenna and furnish any required GPS surge protection.

|_| Mount the Global Positioning Satellite (GPS) antenna and install any required GPS surge protection.

|_| Provide, install, connectorize and label all antenna cables that will be terminated to the BTS. CUSTOMER will complete antenna sweep testing and provide Lucent with successful results from such tests.

|_| Provide and coordinate scheduling of a licensed electrician for the connection of the AC power to the BTS.

|_| Provide and install Telco, T1 and alarm cables through the conduit and into the ACCA and connectorize and label each cable.

|_| Design and construct all grounding systems, connect all grounds (BTS, ACCA, GPS antennas, etc.) and perform proper grounding resistance test to the agreed upon specifications listed in Grounding and Lightning Protection Guidelines for Network Wireless System Cell Sites.

|_| Complete a BTS Construction Site Ready For Acceptance Check List in accordance with the CDMA Modular Cell Site Preparation Guidelines and forward to Lucent.

|_| Local CUSTOMER MSC support personnel will be available to provide MSC assistance to Lucent as required.

|_| Successfully test Telco Span (T1), including backhaul: Straight Span, Drop & Insert. Test results must be accepted by Lucent.

|_| Complete antenna sweep and perform all tests. Results must be accepted by Lucent.

|_| Sign off on Installation Method of Procedure (MOP) document.

2.2.2    Commissioning

          |_| If required, CUSTOMER will scan the bar code on all BTS Products (field replaceable units only) during Commissioning and organize the data for the purposes of maintaining site-specific historical information.

          |_| Provide a rolling forecast for the installation of BTS's, in clusters of five (5) or more per market, with a minimum four (4) week lead time prior to the commencement of BTS commissioning or as negotiated on a local basis.

          |_| Implement any necessary packet pipe assignment, 5E, and cross connect changes at the MSC.

          |_| Allow remote MSC access, log-ins, and permissions for Lucent Professional Services personnel and Lucent WRITC technicians.

2.2.3    Cell Integration

|_| Provide site specific information to Lucent that includes the following:

>>       Cell name/cascade
>>       Cell number/ECP id
>>       Switch name
>>       Cell configuration
>>       Transmit power settings
>>       Number of carriers


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 6 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------


>>       Equipment type/location (rooftop, raw land, etc.)
>> Required site drawings (Construction Drawings - CD's) and specifications for each cell site

|_| For growth cells in existing markets (PCS Systems), CUSTOMER will perform Switch database administration and BTS data down loading. CUSTOMER will be responsible for all changes to database engineering and Switch translations necessary to integrate a newly Commissioned BTS into an existing "on air"' network.

3 COMMISSIONING, INTEGRATION AND LOCAL TRANSPORTATION OF AN ADDITIONAL CARRIER TO AN EXISTING MODCELL CABINET

3.1 Elements of Work and Lucent Responsibilities

The services described in this section are for the following Products only:

|_|      Modcell Single Carrier Growth (Includes Modcell 1.0/2.0/4.0 and
         Compact)

3.1.1.1  Description

Lucent will install Equipment - performing the assembly, wiring and testing tasks listed below in this section according to Lucent's prescribed procedures associated with the Product furnished on the order.

3.1.1.2  Method of Procedure (MOP)

|_| Lucent will prepare a detailed MOP document, which covers, but is not limited to, the following:

          >>   Major work activities to be performed by Lucent

          >>   CUSTOMER job-start responsibilities

          >>   Job start and end dates, and daily work schedules

          >>   Lucent and CUSTOMER contacts

          >>   Delivery, storage and staging of Equipment

          >> Detailed CUSTOMER and Lucent security, safety and service protection responsibilities and procedures

          >> Transition documentation, covering the handoff of all deliverables and signifying the completion of the service

|_| Lucent will obtain appropriate CUSTOMER signatures on the MOP document before installation begins.

3.1.1.2.1         Assembly and Cabling & Wiring

          |_|  Insert and seat all circuit packs into Equipment shelves.

          |_| Connect cables and wires between the RF cabinet and the power & battery cabinets (inter-cabinet connections).

          |_|  Verify integrity and continuity of cabling and wiring added.

          |_|  Dress and otherwise protect cabling and wiring.

3.1.1.2.2         Standalone Equipment Testing

          |_| Power up Equipment under normal power conditions and verify proper power-up.


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 7 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

          |_| Perform basic, standalone tests on the individual Equipment unit, per manufacturer's standard installation and test procedures.

          |_|  Resolve all troubles encountered with Lucent-provided Equipment.

          |_|  Notify CUSTOMER of any troubles with CUSTOMER-provided Equipment.

          |_| All tests shall be "All Tests Passed" (ATP). (Testing specifically excludes unequipped slots and spares, which can be performed by Lucent for an additional charge.)

          |_|  Maintain test logs and trouble reports.

3.1.1.2.3         Installation Job Completion

          |_| Remove from CUSTOMER site all tools and debris generated from the installation effort.

          |_|  Mark and return office drawings to Engineering.

          |_| Provide CUSTOMER with all job documentation (e.g., job drawings, specifications), test records, and inventoried Equipment and excess material (e.g., cables, fuses) (which will be left at the CUSTOMER site).

               |_| Verify proper completion of installation and cell integration.

               |_|  Issue Job Completion Notice to CUSTOMER.

3.1.1.3  Installation Deliverables

|_|      MOP
|_|      Equipment installed, tested and ready for CUSTOMER handover
|_|      Job specification and other job documentation
|_|      Installation test records
|_|      Inventoried CUSTOMER ordered with the Equipment
|_|      Excess CUSTOMER-ordered/owned material (e.g., cables, fuses)
|_|      Job Completion Notice for CUSTOMER sign-off

3.2      CUSTOMER Responsibilities

|_| Sign off on Installation Method of Procedure (MOP) document.

4        GENERAL TERMS

4.1      CUSTOMER Responsibilities

|_| Provide complete site address and site type. Provide Lucent timely, unrestricted 24X7 and confirmed accessibility to cell sites when required in support of the Project. This includes keys, access cards, combinations, access times, detailed directions to each site, and contact names for each site.
|_|      Obtain any required licenses or permits
|_| Provide warehousing for all BTS Equipment, including associated Equipment, at the CUSTOMER's designated local warehouse. CUSTOMER will notify Lucent upon receipt of Products of any damage which occurred during shipment, and, if known, shortages.
|_| Provide a POTS line or wireless phone service at each BTS System Element Location. Such phone will be used for business purposes only.

4.2      Service-Specific Acceptance

Lucent shall notify CUSTOMER upon completion of the Services. CUSTOMER shall have ten days from the notice to notify Lucent that the Services do not conform to the requirements described in this SOW. Services shall be deemed accepted on the earliest of: (1) the passage of ten days with no notice of non-conformance;
(2) CUSTOMER's actual acceptance; or (3) CUSTOMER's use of the Services, the result of the Services or any deliverable, whether or not the use is revenue-generating.


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 8 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

4.3 Schedule / Timeline

 CUSTOMER and Lucent will mutually
agree in advance on project schedules or start date before commencement of work.

4.4 Additional Terms

|_| Lucent reserves the right to determine which personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of CUSTOMER. If Lucent personnel are present on CUSTOMER's premises, those Lucent personnel shall respect CUSTOMER's on-site conditions.

|_| All work will be performed during normal business hours - 8 AM to 5 PM, local time, Monday through Friday. If any work is required outside of normal business hours, the schedule will be mutually agreed upon between Lucent and the CUSTOMER. Overtime rates will apply beyond an 8-hour schedule per day.

|_| All work is based on a standard 40-hour workweek at 8 hours per day, Monday through Friday, except Holidays. If any work is required outside of the normal workweek, the workweek will be redefined and the schedule mutually agreed upon between Lucent and the CUSTOMER. Weekend/Premium Rates will apply for work outside the standard workweek.

|_| Lucent may use proprietary tools and software for providing this service. The stated price does not include the sale, licensing or transfer of such tools to CUSTOMER.

|_| Prices are based on installation intervals agreed by the parties in writing (including compressed schedules), or, if none, Lucent's standard installation intervals for the Product in question.

|_| Travel and living expenses will be incurred if the Installation site is more than 50 miles from the associated Designated Switch Site, subject to prior Customer written approval of quote, and Lucent will not commence such work without such approval.

4.5      Material Receipt

|_| Lucent will deliver Modcell Equipment to the FOB Point. CUSTOMER has responsibility for transportation costs from the FOB Point to CUSTOMER'S designated local warehouse within each market as detailed in Attachment A
     Section 9 of the Agreement.

|_| Lucent will arrange Local Transportation to deliver the Modcell Equipment from CUSTOMER'S designated local warehouse to the cell site location. Local Transportation is defined as non-Extraordinary Transportation from the local warehouse to the designated cell site of a distance not to exceed fifty (50) statute miles. In the event that the required transportation distance exceeds 50 miles, CUSTOMER shall be responsible for transportation costs outside such 50-mile radius.

|_| If required, CUSTOMER is responsible for obtaining Extraordinary Transportation to deliver all Modcell Equipment to the designated cell site, such as 4-Wheel Drive vehicles, cranes, helicopters, airplanes, boats, or bulldozer, or building a new road to access the cell site. And, in such event, CUSTOMER will not be entitled to any credit for the transportation cost that Lucent would have incurred for obtaining Local Transportation.

4.6      Change Management

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this SOW. Requests for additional work activities that are not described in this SOW, including CUSTOMER-required overtime or night work, or the application of any different or additional criteria or testing in connection with any services or deliverables, are subject


                               LUCENT CONFIDENTIAL
                           Attachment E - Page 9 of 10

December 6, 2004                               Lucent Technologies   [LOGO]
                                               Bell Labs Innovations
--------------------------------------------------------------------------------

to acceptance by Lucent and will entail additional charges to CUSTOMER. Certain matters may require a new quotation under a separate SOW. If Lucent agrees to perform additional work activities under a SOW, CUSTOMER shall execute a Change Order in accordance with Lucent's Change Management Process to confirm the schedule impact and Lucent's authorization to perform and bill for such work activities.

Additional charges may apply if performance or completion of the service is delayed for any reason attributable to CUSTOMER. In such cases, CUSTOMER agrees to authorize: (a) Lucent's billing for such work activities on a time and material basis at Lucent's then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

5        PRICING SECTION

5.1      Pricing Notes

|_|  All prices are in $US and do not include applicable taxes.

|_| Lucent's pricing, as listed herein, is subject to change if the services are provided in support of a governmental contract or are otherwise subject to a Prevailing Wage Law. The term "Prevailing Wage Law" means the federal Davis-Bacon Act (Title 40 U.S. Code, chapter 3, Section 276(a)) or any similar federal, state or local law or regulation requiring that workers under certain contracts be paid the prevailing local wage for the classification of work in question. CUSTOMER further agrees that, if a Prevailing Wage Law is applicable, an adjustment to the pricing shall be made in proportion to the increased amounts Lucent is required to pay as a result of application of the Prevailing Wage Law. CUSTOMER agrees to execute Change Orders at Lucent's request to memorialize such pricing adjustment.

5.2      Pricing

|_| Bolt-Down, Commissioning, Integration and Local Transportation of Modcell Base Station - $5,100 per Base Station.

|_| Commissioning, Integration and Local Transportation of one additional carrier to an existing Modcell cabinet - $2,300 per carrier.

The above prices are valid from the Effective Date of the Agreement through December 31, 2008. Lucent will invoice Customer upon completion of Service at each site.



                               LUCENT CONFIDENTIAL
                           Attachment E - Page 10 of 10

December 6, 2004

                     Attachment F to the Affiliate Agreement
                     Promissory Note and Security Agreement


                                 PROMISSORY NOTE

$_______________                                               [Date]

AirGate PCS, Inc.
233 Peachtree Street NE
Suite 1700
Atlanta, GA
(Hereinafter referred to as "Borrower")

Lucent Technologies Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974
(Hereinafter referred to as "Lender")

         1. PROMISE TO PAY. Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of _______________ Dollars ($____________), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (for this Promissory Note, including all renewals, extensions, replacements or modifications thereof, this "Note").

         2. SECURITY. Borrower has executed a Security Agreement of even date (for the Note and Security Agreement, the "Loan Documents") wherein Borrower granted Lender a security interest in the collateral described in the Loan Documents.

         3. INTEREST RATE; DEFAULT RATE. No interest shall accrue on the unpaid principal balance of this Note from the date hereof until Maturity; provided, however that in addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear default interest at the rate of four percent (4%) per annum in excess of the prime rate as published from time to time in The Wall Street Journal. ("Default Interest" or "Default Rate"). The Default Rate shall also apply from demand until the Obligations or any judgment thereon is paid in full.

         4. INTEREST AND FEES(S) COMPUTATION (ACTUAL/360). Default Interest shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

         5. REPAYMENT TERMS. This Note shall be due and payable in one payment of principal of $_______________, on ______________ ("Maturity"). This Note may
be prepaid in whole or in part at any time.

         6. APPLICATION OF PAYMENTS. (a) In the absence of Default, monies received by Lender from any source for application toward payment of the Obligations shall be applied to principal. If Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.
(b) If any payment received by Lender under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 1 of 7

         7. LATE CHARGE. If payment is not timely made at Maturity, Borrower shall also pay to Lender a late charge equal to 2% of the principal payment which is past due for ten (10) or more days. Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender's right to collect such late charge or to collect a late charge for any subsequent late payment received.

         8. DEFINITIONS. (a) Obligations. The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under the Loan Documents. (b) Certain Other Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

         9. ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or Bankruptcy proceeding.

         10. DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default ("Default") under this Note shall exist: (a) Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. (b) Cross Default. At Lender's option, any default in payment or performance of any obligation under any other loans, contracts or agreements between Lender and Borrower, and/or any Subsidiary or Affiliate of Borrower ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). (c) Cessation; Bankruptcy. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any Bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any party to the Loan Documents.

         11. REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Lender may at any time thereafter, take the following actions:
(a) Acceleration Upon Default. Accelerate the maturity of this Note and, at Lender's option, any or all other Obligations, whereupon this Note and the accelerated Obligations shall be immediately due and payable. (b) Cumulative. Exercise any rights and remedies as provided under the Loan Documents, or as provided by law or equity.

         12. WAIVERS AND AMENDMENTS. (a) No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. (b) Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or any other Loan Document and without affecting the liability of Borrower or any person who may be liable under this Note or any other Loan Document.

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 2 of 7

         13. MISCELLANEOUS PROVISIONS. (a) Assignment. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. (b) Applicable Law; Conflict Between Documents. This Note and the other Loan Documents shall be governed by and construed under the laws of the state of New York without regard to that state's conflict of laws principles. (c) Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state and federal courts situate in the state of New York. (d) Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. (e) Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (f) Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents.

         14. WAIVER OF JURY TRIAL, ETC. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS NOTE. BORROWER AND LENDER AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE PROCEEDING IN WHATEVER FORUM.

         IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

WITNESS:                                             AIRGATE PCS, INC.


By: _______________________________         By: ______________________________
Name: _____________________________         Name: ____________________________
Title: ______________________________       Title: ___________________________

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 3 of 7

                               SECURITY AGREEMENT

                                                                     [Date]

AirGate PCS, Inc.
233 Peachtree Street NE
Suite 1700
Atlanta, GA
(Individually and collectively "Borrower" or "Debtor")

Lucent Technologies, Inc.
600 Mountain Avenue
Murray Hill, New Jersey 07974
(Hereinafter referred to as "Lender")

1. GRANT OF SECURITY INTEREST. For value received and to secure payment and performance of (i) that certain Promissory Note executed by the Debtor dated __________, 200_, in the original principal amount of ___________Dollars ($___________), payable to Lender, and any extensions, renewals, modifications or novations thereof (the "Note"), (ii) this Security Agreement (for the Note and this Security Agreement, the "Loan Documents") and (iii) all costs and expenses incurred by Lender to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, the "Obligations"), Debtor hereby grants to Lender a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

[INSERT COLLATERAL DESCRIPTION]

and in furtherance of same, Debtor hereby represents and agrees that:

2. OWNERSHIP/ TITLE/TAXES. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except (i) the First Priority Senior Secured Floating Rate Notes Due 2011 in the aggregate principal amount of $175,000,000; (ii) the 9 3/8% Senior Subordinated Secured Notes Due 2009 in the aggregate principal amount of $159,034,600 ((i) and (ii) herein collectively referred to as the "Indentures"), and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Lender. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral. Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Lender may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor shall reimburse Lender, on demand, for any such payment made by Lender.

3. NAME AND OFFICES. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the two years preceding the date hereof and Debtor has not moved its executive offices or residence within the two years preceding the date hereof except as previously reported in writing to Lender.

4. WAIVERS. Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Debtor waives any and all rights to notice or to hearing prior to Lender's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Lender's remedies against any Collateral. All rights of Lender and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 4 of 7

of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document or other agreement; or (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor. All payments upon the Obligations shall be absolutely due and payable on their respective due dates and Debtor shall not assert or allege any offset, defense, claim or counterclaim to or with respect to such payment obligation based on any fact, circumstance or other matter whatsoever. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Lender; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

5. NOTIFICATIONS. Debtor will notify Lender in writing at least thirty (30) days prior to any change in: (i) Debtor's chief place of business and/or residence;
(ii) Debtor's name or identity; or (iii) Debtor's corporate/organizational structure. In addition, Debtor shall promptly notify Lender of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously reported to Lender until such time as Lender provides written advance consent to a change of location.

6. FINANCING STATEMENTS, POWER OF ATTORNEY. Except for financing statements filed in connection with the Indentures, no financing statement (other than any filed by Lender) covering any Collateral is on file in any public filing office. On request of Lender, Debtor will execute one or more financing statements in form satisfactory to Lender which will allow for filing of same with or without this Security Agreement in all public filing offices where filing is deemed by Lender to be desirable. Lender is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor hereby constitutes and appoints Lender the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Lender nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Lender as attorney-in-fact. Debtor agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein.

7. COLLATERAL DUTIES. Lender shall have no custodial or ministerial duties to perform with respect to Collateral and Lender shall incur no liability for any loss or depreciation of Collateral.

8. INSPECTION. Debtor will at all times keep accurate and complete records covering the location of each item of Collateral, and the proceeds therefrom. Lender, or any of its agents, shall have the right, at intervals to be determined by Lender and without hindrance or delay, to inspect and examine the Collateral.

9. ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Lender's reasonable expenses incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or Bankruptcy proceeding.

10. INSURANCE. Debtor shall maintain insurance policies on the Collateral in scope and amount customary and reasonable for businesses of a similar size as Debtor and in Debtor's industry.

11. DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: (i) the failure of timely payment or performance of any of Obligations or a default under any Loan Document; (ii) any breach of any representation or agreement contained or referred to in any Loan Document;
(iii) any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Lender within thirty (30) days of the loss; (iv) any sale, lease, or

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 5 of 7
encumbrance of any Collateral in the absence of the prior written consent of Lender, in each instance; (v) the making of any levy, seizure, or attachment on or of Collateral which is not removed within ten (10) days; or (vi) the dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any Bankruptcy or insolvency proceeding by or against Debtor, its Subsidiaries or Affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101; and "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), if any.

12. REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). (a) If a Default occurs, all of the Obligations shall be immediately due and payable, without notice and Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Lender shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (iii) to dispose of Collateral, as a unit or in parcels or separately, in any county or place to be selected by Lender, at either private or public sale (at which public sale Lender may be the purchaser) with or without having the Collateral physically present at said sale. (b) Any notice of sale, disposition or other action by Lender required by law and sent to Debtor at Debtor's address shown above, or at such other address of Debtor as may from time to time be shown on the records of Lender, at least five (5) days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Debtor waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

13. REMEDIES ARE CUMULATIVE. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

14. MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Lender hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Lender, its successors and assigns. Debtor shall not assign its rights and interest hereunder without the prior written consent of Lender in each instance, and any attempt by Debtor to assign without Lender's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and permitted assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the state of New York without regard to that state's conflict of laws principles. (iv) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (v) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Lender, if in writing and mailed or delivered to

                               LUCENT CONFIDENTIAL
                           Attachment F - Page 6 of 7

Lender's office address shown above or such other address as Lender may specify in writing from time to time. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vi) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa.
(vii) Joint and Several Liability. If more than one party has signed this Security Agreement, such parties are jointly and severally obligated hereunder.
(viii) Binding Contract. Debtor by execution and Lender by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement.

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.


                         AIRGATE PCS, INC.
                         Taxpayer Identification Number:  ___________________



CORPORATE                By: __________________________________________
SEAL
                         Name:  _______________________________________
                         Title: _________________________________________


                               LUCENT CONFIDENTIAL
                           Attachment F - Page 7 of 7